EXHIBIT 10.1 EXECUTION VERSION AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT dated as of June 21, 2017 among UNIVERSAL PROCESSING SERVICES OF WISCONSIN LLC, CRYSTALTECH WEB HOSTING, INC., PREMIER PAYMENTS LLC, ADR PARTNERS, LLC and SMALL BUSINESS LENDING, LLC, as Companies, NEWTEK BUSINESS SERVICES CORP., NEWTEK BUSINESS SERVICES HOLDCO 1, INC., THE WHITESTONE GROUP, LLC, BANC-SERV ACQUISITON, INC., WILSHIRE HOLDINGS I, INC., NEWTEK LSP HOLDCO, LLC and CERTAIN SUBSIDIARIES OF NEWTEK BUSINESS SERVICES HOLDCO 1, INC. and BANC-SERV ACQUISITION, INC., as Guarantors, VARIOUS LENDERS, GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Lead Arranger ________________________________________________________ $50,000,000 Senior Secured Credit Facilities ________________________________________________________

TABLE OF CONTENTS

		Page
SECTION 1.	DEFINITIONS AND INTERPRETATION	2
1.1.	**Definitions**	**2**
1.2.	**Accounting Terms**	**35**
1.3.	**Interpretation, etc.**	**35**
SECTION 2.	LOANS	36
2.1.	**Term Loans**	**36**
2.2.	**[Intentionally Omitted]**	**37**
2.3.	**[Intentionally Omitted]**	**37**
2.4.	**Pro Rata Shares; Availability of Funds**	**37**
2.5.	**Use of Proceeds**	**38**
2.6.	**Evidence of Debt; Register; Lenders' Books and Records; Notes**	**38**
2.7.	**Interest on Term Loans**	**38**
2.8.	**Conversion/Continuation**	**40**
2.9.	**Default Interest**	**40**
2.10.	**Fees**	**41**
2.11.	**[Intentionally Omitted]**	**41**
2.12.	**Voluntary Prepayments/Commitment Reductions**	**41**
2.13.	**Mandatory Prepayments/Commitment Reductions**	**42**
2.14.	**Application of Prepayments/Reductions**	**44**
2.15.	**General Provisions Regarding Payments**	**44**
2.16.	**Ratable Sharing**	**46**
2.17.	**Making or Maintaining LIBOR Rate Loans**	**46**
2.18.	**Increased Costs and Taxes; Capital Adequacy**	**48**
2.19.	**Taxes; Withholding, etc.**	**49**
2.20.	**Defaulting Lenders**	**53**
2.21.	**Mitigation of Obligations; Replacement of Lenders**	**54**
2.22.	**Joint and Several Liability of Companies**	**55**
2.23.	**Company Agent**	**57**
SECTION 3.	CONDITIONS PRECEDENT	58
3.1.	**Closing Date**	**58**
3.2.	**Conditions to Each Credit Extension**	**62**
SECTION 4.	REPRESENTATIONS AND WARRANTIES	64
4.1.	**Organization; Requisite Power and Authority; Qualification**	**64**
4.2.	**Capital Stock and Ownership**	**64**
4.3.	**Due Authorization**	**64**
4.4.	**No Conflict**	**64**
4.5.	**Governmental Consents**	**65**
4.6.	**Binding Obligation**	**65**
4.7.	**Historical Financial Statements**	**65**
4.8.	**Projections**	**65**

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4.9.	**No Material Adverse Change**	**65**
4.10.	**[Intentionally Omitted.]**	**65**
4.11.	**Adverse Proceedings, etc.**	**66**
4.12.	**Payment of Taxes**	**66**
4.13.	**Properties**	**66**
4.14.	**Environmental Matters**	**67**
4.15.	**No Defaults**	**67**
4.16.	**Material Contracts**	**67**
4.17.	**Governmental Regulation**	**67**
4.18.	**Margin Stock**	**68**
4.19.	**Employee Matters**	**68**
4.20.	**Employee Benefit Plans**	**68**
4.21.	**Certain Fees**	**69**
4.22.	**Solvency**	**69**
4.23.	**Compliance with Statutes, etc.**	**69**
4.24.	**Disclosure**	**69**
4.25.	**Patriot Act**	**69**
4.26.	**Patents, Trademarks, Copyrights, Licenses, Etc.**	**70**
4.27.	**Processor Agreements; Merchant Agreement**	**70**
4.28.	**Data Security**	**71**
4.29.	**Foreign Assets Control Regulations and Anti-Money Laundering**	**71**
4.30.	**FTC Order**	**72**
SECTION 5.	AFFIRMATIVE COVENANTS	72
5.1.	**Financial Statements and Other Reports**	**72**
5.2.	**Existence**	**77**
5.3.	**Payment of Taxes and Claims**	**78**
5.4.	**Maintenance of Properties**	**78**
5.5.	**Insurance**	**78**
5.6.	**Inspections**	**79**
5.7.	**Lenders Meetings**	**79**
5.8.	**Compliance with Laws**	**79**
5.9.	**Environmental**	**79**
5.10.	**Subsidiaries**	**80**
5.11.	**Additional Material Real Estate Assets**	**81**
5.12.	**Further Assurances**	**82**
5.13.	**Miscellaneous Business Covenants**	**82**
5.14.	**Approved Bank Card System**	**83**
5.15.	**Processor Agreements**	**83**
5.16.	**Parent Status**	**84**
5.17.	**Offsite Data Storage; Disaster Recovery Program**	**84**
5.18.	**Data Security**	**84**
5.19.	**FTC Order**	**84**
5.20.	**Underwriting Policies and Procedures**	**84**
5.21.	**Post Closing Matters**	**84**
5.22.	**Landlord Personal Property Collateral Access Agreements; Data Tape Storage**	**84**

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SECTION 6.	NEGATIVE COVENANTS	85
6.1.	**Indebtedness**	**85**
6.2.	**Liens**	**86**
6.3.	**Equitable Lien**	**88**
6.4.	**No Further Negative Pledges**	**88**
6.5.	**Restricted Junior Payments**	**88**
6.6.	**Restrictions on Subsidiary Distributions**	**89**
6.7.	**Investments**	**89**
6.8.	**Financial Covenants**	**90**
6.9.	**Fundamental Changes; Disposition of Assets; Acquisitions**	**91**
6.10.	**Disposal of Subsidiary Interests**	**92**
6.11.	**Sales and Lease-Backs**	**92**
6.12.	**Transactions with Shareholders and Affiliates**	**92**
6.13.	**Conduct of Business; Foreign Subsidiaries**	**93**
6.14.	**Permitted Activities of Holding Companies**	**93**
6.15.	**Fiscal Year**	**93**
6.16.	**Deposit Accounts**	**93**
6.17.	**Amendments to Organizational Agreements and Material Contracts**	**93**
6.18.	**Prepayments of Certain Indebtedness**	**94**
6.19.	**Prohibited Customers**	**94**
6.20.	**NewTracker License Agreement**	**94**
SECTION 7.	GUARANTY	94
7.1.	**Guaranty of the Obligations**	**94**
7.2.	**Contribution by Guarantors**	**95**
7.3.	**Payment by Guarantors**	**95**
7.4.	**Liability of Guarantors Absolute**	**96**
7.5.	**Waivers by Guarantors**	**97**
7.6.	**Guarantors' Rights of Subrogation, Contribution, etc.**	**98**
7.7.	**Subordination of Other Obligations**	**99**
7.8.	**Continuing Guaranty**	**99**
7.9.	**Authority of Guarantors or Company**	**99**
7.10.	**Financial Condition of Company**	**99**
7.11.	**Bankruptcy, etc.**	**99**
7.12.	**Discharge of Guaranty Upon Sale of Guarantor**	**100**
7.13.	**Keepwell**	**100**
SECTION 8.	EVENTS OF DEFAULT	101
8.1.	**Events of Default**	**101**
8.2.	**Leverage Ratio Cure**	**104**
SECTION 9.	AGENTS	105
9.1.	**Appointment of Agents**	**105**
9.2.	**Powers and Duties**	**105**
9.3.	**General Immunity**	**105**
9.4.	**Agents Entitled to Act as Lender**	**106**
9.5.	**Lenders' Representations, Warranties and Acknowledgment**	**106**

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iv 9.6. Right to Indemnity ...................................................................................... 107 9.7. Successor Administrative Agent and Collateral Agent ........................... 107 9.8. Collateral Documents and Guaranty ........................................................ 108 9.9. Administrative Agent May File Proofs of Claim ..................................... 109 MISCELLANEOUS ..................................................................................... 109 10.1. Notices .......................................................................................................... 109 10.2. Expenses ....................................................................................................... 110 10.3. Indemnity ..................................................................................................... 110 10.4. Set-Off .......................................................................................................... 111 10.5. Amendments and Waivers ......................................................................... 111 10.6. Successors and Assigns; Participations ..................................................... 113 10.7. Independence of Covenants ....................................................................... 117 10.8. Survival of Representations, Warranties and Agreements ..................... 117 10.9. No Waiver; Remedies Cumulative ............................................................ 117 10.10. Marshalling; Payments Set Aside .............................................................. 118 10.11. Severability .................................................................................................. 118 10.12. Obligations Several; Actions in Concert ................................................... 118 10.13. Headings....................................................................................................... 118 10.14. APPLICABLE LAW .................................................................................. 118 10.15. CONSENT TO JURISDICTION .............................................................. 118 10.16. WAIVER OF JURY TRIAL ...................................................................... 119 10.17. Confidentiality ............................................................................................. 120 10.18. Usury Savings Clause ................................................................................. 121 10.19. Counterparts ............................................................................................... 121 10.20. Effectiveness ................................................................................................ 121 10.21. Patriot Act.................................................................................................... 121 10.22. EFFECT OF AMENDMENT AND RESTATEMENT ........................... 122 10.23. RELEASE .................................................................................................... 123

APPENDICES:	A	Term Loan Commitments
	B	Notice Addresses
SCHEDULES:	1.1(C)	Consolidated EBITDA Adjustments
	1.1(M)	Merchant Portfolio Acquisitions
	3.1(g)	Leasehold Properties
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.11	Adverse Proceedings
	4.13	Real Estate Assets
	4.16	Material Contracts
	4.26	Trademarks, Copyrights, Licenses, Etc.
	4.27(a)	Existing Processor Agreements
	4.27(b)(i)	Breaches of the Approved Processor Agreement
	4.27(b)(ii)	Sub-ISOs and Agents
	4.27(b)(iii)	Right to Acquire Merchant Agreements
	5.21	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions
EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Form of Note
	C	Compliance Certificate
	D	Assignment Agreement
	E-1	Closing Date Certificate
	E-2	Solvency Certificate
	F	Counterpart Agreement
	G	Landlord Personal Property Collateral Access Agreement
	H	Processor Consent Agreement

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1 Newtek A&R Credit and Guaranty Agreement LEGAL02/36946181v9 AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of June 21, 2017, is entered into by and among UNIVERSAL PROCESSING SERVICES OF WISCONSIN LLC D/B/A NEWTEK MERCHANT SOLUTIONS, a New York limited liability company (“NMS”), CRYSTALTECH WEB HOSTING, INC. D/B/A NEWTEK TECHNOLOGY SERVICES, a New York corporation (“NTS”), PREMIER PAYMENTS LLC, a New York limited liability company (“Premier”), ADR PARTNERS, LLC D/B/A BANC-SERV PARTNERS, LLC, a Delaware limited liability company (“Banc- Serv”), SMALL BUSINESS LENDING, LLC, a New York limited liability company (“SBL” and together with NMS, NTS, Premier and Banc-Serv, each a “Company” and collectively “Companies”), NEWTEK BUSINESS SERVICES CORP., a Maryland corporation (“Parent”), NEWTEK BUSINESS SERVICES HOLDCO 1, INC., a New York corporation (“Intermediate Holdings”), THE WHITESTONE GROUP, LLC, a New York limited liability company (“TWG”), BANC-SERV ACQUISITION, INC., a New York corporation (“Banc- Serv Acquisition”), WILSHIRE HOLDINGS I, INC., a New York corporation (“Wilshire”), NEWTEK LSP HOLDCO, LLC, a New York limited liability company (“Newtek LSP”), and CERTAIN SUBSIDIARIES OF INTERMEDIATE HOLDINGS and BANC-SERV ACQUISITION, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS BANK USA (“GS Bank”), as Administrative Agent (in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, “Collateral Agent”), and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Lead Arranger. RECITALS: WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof; WHEREAS, Lenders have made available to certain of the Companies a term loan facility consisting of up to $38,000,000 aggregate principal amount of multi-draw term loan facility on the terms and conditions set forth in that certain Credit and Guaranty Agreement, dated as of June 23, 2015, by and among NMS and NTS, as companies, Parent, Intermediate Holdings and certain Subsidiaries of Intermediate Holdings, as guarantors, the lenders party thereto from time to time and GS Bank, as administrative agent, collateral agent and lead arranger (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, the Companies under the Existing Credit Agreement have requested that the Agents and Lenders amend and restate the Existing Credit Agreement to, among other things, increase the existing multi-draw term loan facility from $38,000,000 to an aggregate principal amount of $50,000,000 (the proceeds of which will be used in accordance with Section 2.5) and include the New Companies as Companies hereunder and the New Guarantors as Guarantors hereunder, and the Agents and Lenders have agreed to such requests upon the terms and conditions set forth herein; WHEREAS, each Company has secured, or in the case of each New Company, has agreed to secure, all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties,

2 a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries; and WHEREAS, each Guarantor has guaranteed, or in the case of each New Guarantor, has agreed to guarantee, the obligations of Companies hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, (i) with respect to each Guarantor (other than Parent, TWG and Wilshire), a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries (including Companies) and (ii) with respect to (x) TWG, a pledge of all of the Capital Stock of Intermediate Holdings owned by TWG, (y) Parent, a pledge of all of the Capital Stock of Intermediate Holdings owned by Parent and of Banc-Serv Acquisition, and (z) Wilshire, a pledge of all of the Capital Stock of Newtek LSP. NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows: DEFINITIONS AND INTERPRETATION 1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings: “ACH” means the electronic transfer of funds through an automated clearing house system. “Act” as defined in Section 4.25. “Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (a) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i)(x) the rate per annum (rounded to the nearest 1/16 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (y) in the event the rate referenced in the preceding clause (a)(i)(x) is not available, the rate per annum (rounded to the nearest 1/16 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent or any other financial institution selected by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the Term Loans of Administrative Agent or any other financial institution selected by Administrative Agent, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (x) one, minus (y) the Applicable Reserve Requirement and (b) one-half percent (0.5%) per annum. “Adjustment Event” as defined in the definition of “Applicable Margin”.

3 “Administrative Agent” as defined in the preamble hereto. “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Holding Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Holding Company or any of its Subsidiaries, threatened against or affecting any Holding Company or any of its Subsidiaries or any property of any Holding Company or any of its Subsidiaries. “Affected Lender” as defined in Section 2.17(b). “Affected Loans” as defined in Section 2.17(b). “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. “Affiliate Transaction” as defined in Section 6.12. “Agent” means each of Administrative Agent and Collateral Agent. “Aggregate Amounts Due” as defined in Section 2.16. “Aggregate Payments” as defined in Section 7.2. “Agreement” means this Amended and Restated Credit and Guaranty Agreement, dated as of June 21, 2017, as it may be amended, supplemented or otherwise modified from time to time. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Holding Company or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Margin” means (i) for the period beginning on the Closing Date and ending upon receipt by the Administrative Agent of the financial statements for the Fiscal Quarter ending March 31, 2018 pursuant to Section 5.1(b) and of the related Compliance Certificate calculating the Leverage Ratio set forth in Section 5.1(d) (a) with respect to Term Loans that are LIBOR Rate Loans, a percentage per annum equal to 6.00%, and (b) with respect to Term Loans that are Base Rate Loans, a percentage per annum equal to 5.00%; and (ii) thereafter, a percentage per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

4 Leverage Ratio Applicable Margin for LIBOR Rate Loans Applicable Margin for Base Rate Loans ≥ 2.75:1.00 6.00% 5.00% < 2.75:1.00 but ≥ 2.25:1.00 5.50% 4.50% < 2.25:1.00 5.25% 4.25% With respect to changes in the Applicable Margin resulting from the delivery of the applicable financial statements, no change in the Applicable Margin shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements pursuant to Section 5.1(b) and related Compliance Certificate calculating the Leverage Ratio pursuant to Section 5.1(d). With respect to changes in the Applicable Margin arising from changes in the Leverage Ratio due to the Companies’ payment of the Term Loans or additional borrowings hereunder, any such change shall be effective one (1) Business Day following the effective date of any applicable Funding Notice (with respect to any borrowing) and/or delivery of any Compliance Certificate (with respect to any payment of the Term Loans) and such Funding Notice or Compliance Certificate, as applicable, shall include a calculation of the Leverage Ratio at such time (each, an “Adjustment Event”). At any time (x) after the occurrence and during the continuance of any Default or Event of Default or (y) Holding Companies have not submitted to Administrative Agent the applicable financial statements and Compliance Certificate as and when required under Sections 5.1(b) and (d) or the Funding Notice, as applicable, the Applicable Margin shall be determined as if the Leverage Ratio were greater than or equal to 2.75:1.00. Without limitation of any other provision of this Agreement or any other remedy available to Administrative Agent under any of the Credit Documents, to the extent that any financial statements or any information contained in any Compliance Certificate delivered pursuant to Section 5.1(b) and (d) or the calculation of the Leverage Ratio as set forth in the Funding Notice, as applicable, delivered in connection with an Adjustment Event shall be incorrect in any manner and Holding Companies shall deliver to Administrative Agent corrected financial statements or other corrected information in a Funding Notice or Compliance Certificate (or otherwise), Administrative Agent may recalculate the Applicable Margin based upon such corrected financial statements or such other corrected information, and, upon written notice thereof to Holding Companies, the Term Loans shall bear interest based upon such recalculated Applicable Margin retroactively from the date of delivery of the erroneous financial statements or other erroneous information in question. “Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member

5 banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Term Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement. “Approved Bank Card Systems” means Visa, MasterCard, American Express and Discover. “Approved Processor Agreement” means a Processor Agreement which is subject to a Processor Consent Agreement. “Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to, or any exchange of property with, any Person (other than to or with a Company or a Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of any Holding Company’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any Holding Company or any of its Subsidiaries, other than inventory (or other assets) sold or leased in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include (x) the sale or other disposition of any contracts, (y) the early termination or modification of any contract resulting in the receipt by any Holding Company or any of its Subsidiaries of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), or (z) any sale of Merchant Agreements or Merchant Accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Payment Subsidiary. “Asset Sale Reinvestment Amounts” has the meaning given to such term in Section 2.13(a). “Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent. “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer, chief accounting officer or treasurer. “Availability” means, on any date of determination, the lesser of (i) the sum of (A) the product of (x) the trailing twelve months Consolidated Adjusted EBITDA as of the last day of the most recently ended month for which financial statements have been delivered pursuant to Section 5.1(a) multiplied by (y) the lesser of (1) 3.00 and (2) the then in effect maximum Leverage

6 Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8(c) less (B) Consolidated Total Debt as of such date and (ii) the unused portion of the Term Loan Commitments as of such date. Availability shall be computed on a pro forma basis. “Banc-Serv” as defined in the preamble hereto. “Banc-Serv Acquisition” as defined in the preamble hereto. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) 3.50% per annum. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective day of such change in the Prime Rate. “Base Rate Loan” means a Term Loan bearing interest at a rate determined by reference to the Base Rate. “BDC” means an “investment company” that qualifies to be regulated as a “business development company” under the Investment Company Act of 1940. “Beneficiary” means each Agent, Lender and Lender Counterparty. “Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Texas or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market. “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes). “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing. “CardConnect” means CardConnect, LLC, a Delaware limited liability company.

7 “CardConnect Processor Agreement” means that certain Sales Representation Agreement, dated March 24, 2008, by and between CardConnect and Premier (as successor to JR Group, Inc.). “Cash” means money, currency or a credit balance in any demand or Deposit Account; provided, however, that notwithstanding anything to the contrary contained herein, for purposes of calculating compliance with the requirements of Sections 3 and 6 hereof “Cash” shall exclude any amounts that would not be considered “cash” under GAAP or “cash” as recorded on the books of the Credit Parties. “Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means, at any time, (i)(a) Parent shall cease to beneficially own and control (x) 100%, on a fully diluted basis, of the economic and voting interests in the Capital Stock of Wilshire and of Banc-Serv Acquisition and (y) at least 35%, on a fully diluted basis, of the economic and voting interests in the Capital Stock of Intermediate Holdings, (b) (w) Banc-Serv Acquisition shall cease to beneficially own and control at least 54.5%, on a fully diluted

8 basis, of the economic and voting interests in the Capital Stock of Newtek LSP, (x) Wilshire shall cease to beneficially own and control at least 45.5%, on a fully diluted basis, of the economic and voting interests in the Capital Stock of Newtek LSP and (y) Banc-Serv Acquisition and Wilshire shall collectively cease to beneficially own and control 100%, on a fully diluted basis, of the economic and voting interests in the Capital Stock of Newtek LSP, and (c) TWG shall cease to beneficially own and control at least 65%, on a fully diluted basis, of the economic and voting interests in the Capital Stock of Intermediate Holdings; (ii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Parent or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Parent; (iii) any Holding Company shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of any Company or any other Subsidiary of any Holding Company; or (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons who either (a) were members of the board of directors of Parent on the Closing Date, or (b) were nominated for election by the board of directors of Parent, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors. “Chargeback Losses” means, with respect to any period of determination, Merchant Chargebacks or other Merchant-related losses and liabilities, however denominated (including any fees relating thereto) exceeding designated Merchant reserves for such Merchant during such period, thereby resulting in a cash transaction loss to any Payment Subsidiary. “Chargebacks” means, with respect to any period of determination, all losses and liabilities, however denominated (including any fees relating thereto), arising out of the reversal of each sales transaction processed by a Processor and/or a Payment Subsidiary under the Merchant Agreements during such period, which reversal results in the Approved Bank Card System transferring to (if applicable, a Processor, for further transfer to) any Payment Subsidiary, for further transfer by such Payment Subsidiary to the applicable Merchant, the financial liability with respect to such sales transactions. “Claims” as defined in Section 10.23. “Closing Date” means the date of this Agreement. “Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E-1. “Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted or purported to be granted pursuant to the Collateral Documents as security for the Obligations. “Collateral Agent” as defined in the preamble hereto. “Collateral Documents” means the Pledge and Security Agreement, the Parent Pledge Agreement, the TWG Pledge Agreement, the Wilshire Pledge Agreement, the Mortgages,

9 if any, the Landlord Personal Property Collateral Access Agreements, if any, the Processor Consent Agreements, the Deposit Account Control Agreements in respect of each Controlled Account and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations. “Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Holding Company and each of its Subsidiaries. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute. “Company” and “Companies” as defined in the preamble hereto. “Company Agent” as defined in Section 2.23. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C. “Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Holding Companies and their respective Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) provisions for taxes based on income, plus (d) total depreciation expense, plus (e) total amortization expense, plus (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), plus (g) costs for corporate overhead of the Parent and its Subsidiaries allocated to the Companies; provided, that such amount shall not be less than $320,000 during the trailing twelve month period; plus (h) Transaction Costs, plus (i) Cash and non-Cash adjustments as set forth on Schedule 1.1(C), plus (j) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements less the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of Consolidated Net Income; plus (k) such other Cash and non-Cash adjustments as may be approved by Administrative Agent in its sole discretion, minus (ii) the sum, without duplication of the amounts for such period of (a) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), plus (b) interest income, plus (c) other income (other than income arising from normal course business operations of Holding Companies and their respective Subsidiaries). “Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holding Companies and their respective Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in

10 “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of Holding Companies and their respective Subsidiaries. “Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period based upon GAAP, excluding any paid-in-kind interest, amortization of deferred financing costs, and any realized or unrealized gains or losses attributable to Interest Rate Agreements. “Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Holding Companies and their respective Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, (iii) Consolidated Capital Expenditures, and (iv) the current portion of taxes provided for with respect to such period in accordance with GAAP. “Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holding Companies and their respective Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.10 payable on or before the Closing Date. “Consolidated Liquidity” means, for any period an amount determined for Holding Companies and their respective Subsidiaries on a consolidated basis equal to the sum of amount of (i) Unrestricted Cash-on-Hand of Holding Companies and their respective Subsidiaries plus (ii) Availability. “Consolidated Net Income” means, for any period, (i) the net income (or loss) of Holding Companies and their respective Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) the sum of (a) the income (or loss) of any Person (other than a Subsidiary of any Holding Company) in which any other Person (other than any Holding Company or any of its Subsidiaries) has a joint interest, plus (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of any Holding Company or is merged into or consolidated with any Holding Company or any of its Subsidiaries or that Person’s assets are acquired by any Holding Company or any of its Subsidiaries, plus (c) the income of any Subsidiary of any Holding Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (d) any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, plus (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses. “Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holding Companies and their respective Subsidiaries determined on a consolidated basis in accordance with GAAP.

11 “Consolidating Company” means each of Intermediate Holdings and Newtek LSP. “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Contributing Guarantors” as defined in Section 7.2. “Controlled Account” means a Deposit Account of any Holding Company or any of its Subsidiaries which is subject to the control of Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the Pledge and Security Agreement. “Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice. “Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2. “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Credit Party pursuant to Section 5.10. “Credit Date” means the date of a Credit Extension, which, for the avoidance of doubt includes the Closing Date. “Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Reaffirmation Agreement, the Fee Letter and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith. “Credit Extension” means the making of a Term Loan. “Credit Party” means Parent, TWG, Wilshire, each Company, each Holding Company and each direct and indirect Subsidiary of each Holding Company. “Curative Equity” means cash equity contributions made by Parent to any Holding Company in immediately available funds and which is designated as “Curative Equity” by such Holding Company under Section 8.2 at the time it is contributed. “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default. “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Term Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Term Loans of such Defaulting Lender.

12 “Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, or violation of Section 9.5(c), and ending on the earliest of the following dates: (i) the date on which all Term Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Term Loans in accordance with the terms of Section 2.12 or Section 2.13 or by a combination thereof), and (b) such Defaulting Lender shall have delivered to Company Agent and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Term Loan Commitments, (iii) the date on which Company Agent, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iv) the date on which Administrative Agent shall have waived all violations of Section 9.5(c) by such Defaulting Lender in writing. “Default Rate” means any interest payable pursuant to Section 2.9. “Defaulted Loan” as defined in Section 2.20. “Defaulting Lender” as defined in Section 2.20. “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit. “Deposit Account Control Agreement” as defined in the Pledge and Security Agreement. “Dollars” and the sign “$” mean the lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia. “Elavon” means Elavon, Inc., a Georgia corporation. “Elavon Processor Agreement” means that certain Member Service Provider Sales and Service Agreement, dated March 28, 2012, by and between Elavon and Premier. “Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person) approved (such approval not to be unreasonably withheld, conditioned or delayed) by Company Agent (so long as no Default or Event of Default has occurred and is continuing) and Administrative Agent; provided, (y) no Company nor any Affiliate of any Company shall, in any event, be an Eligible Assignee and (z) no Person owning or controlling any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of

13 any Credit Party (in each case, unless approved by Administrative Agent) shall, in any event, be an Eligible Assignee. “Eligible Recurring Net Revenue” means, for any period of determination, an amount determined for the Payment Subsidiaries on a consolidated basis equal to the difference between (i) the sum of gross direct and indirect processing revenue and contractual merchant and partner technology and other fee revenue, minus (ii) the sum of (a) contractual payments due to independent software vendors, resellers or other third-party agents, (b) interchange payments due and payable to any Approved Bank Card System (whether directly by any Payment Subsidiary or indirectly on its behalf), (c) dues and assessments of, or any other required payment (e.g., fines, fees or other penalties) payable to any Approved Bank Card System (whether directly by any Payment Subsidiary or indirectly on its behalf), (d) processing costs and (e) credit losses, in each case, paid or payable with respect to any such revenues included in clause (i) during such period. “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Holding Company or any of its Subsidiaries or any of their respective ERISA Affiliates. “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment. “Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Holding Company or any of its Subsidiaries or any Facility. “ERISA” means the Employee Retirement Income Security Act of 1974 and any successor thereto. “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of

14 any Holding Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Holding Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Holding Company or such Subsidiary and with respect to liabilities arising after such period for which such Holding Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA. “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Holding Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.

15 “Established Merchant” means, as of any date of determination, any Merchant (i) who is processing transactions with any Payment Subsidiary and who has not had its Merchant Account terminated, suspended or closed on an applicable Approved Bank Card System’s network and whose transactions are not then generating Chargeback Losses for any such Payment Subsidiary and (ii) who has been processing transactions with such Payment Subsidiary for a period of twelve (12) months or more. “Event of Default” means each of the conditions or events set forth in Section 8.1. “Exchange Act” means the Securities Exchange Act of 1934 and any successor statute. “Excluded Account” means a Deposit Account or securities account of any Credit Party exclusively comprised of funds for all or any of the following purposes: payroll, benefits, taxes or other fiduciary purposes. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment request by Company Agent under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(g) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Credit Agreement” as defined in the recitals hereto.

16 “Existing Processors” means First Data, Redwood, Elavon, CardConnect and NMS. “Existing Processor Agreements” means the First Data Processor Agreement, the Redwood Processor Agreement, the Elavon Processor Agreement, the CardConnect Processor Agreement and the NMS Processor Agreement. “Existing Term Loans” as defined in Section 2.1(a). “Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Holding Company or any of its Subsidiaries or any of their respective predecessors or Affiliates. “Fair Share Contribution Amount” as defined in Section 7.2. “Fair Share” as defined in Section 7.2. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof. “Fee Letter” means the amended and restated letter agreement, dated as of the Closing Date, between Companies and Administrative Agent. “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the treasurer, controller, chief executive officer or chief accounting officer of each Holding Company that such financial statements fairly present, in all material respects, the financial condition of Holding Companies and their respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments. “Financial Plan” as defined in Section 5.1(i). “First Data” means First Data Merchant Services Corporation. “First Data Processor Agreement” means that certain Merchant Program Processing Agreement, dated October 22, 2009, by and among First Data, Wells Fargo Bank, N.A. and NMS. “First Priority” means, with respect to any Lien created or purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien. “Fiscal Month” means a fiscal month of any Fiscal Year. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

17 “Fiscal Year” means the fiscal year of Holding Companies and their respective Subsidiaries ending on December 31st of each calendar year. “Fixed Charge Coverage Ratio” means the ratio as of the last day of each Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ending, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period. “Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards. “Foreign Lender” means a Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “FTC Claims” means the one count claim asserted against NMS for providing substantial assistance in violation of the Telemarketing Sales Rule in the litigation styled Federal Trade Commission v. WV Universal Management, LLC et al., pending in the United States District Court for the Middle District of Florida. “FTC Order” means that certain Permanent Injunction as to Defendant Universal Processing Services of Wisconsin LLC, also d/b/a NewTek Merchant Solutions relating to the FTC Claims filed on April 20, 2015, as the same may be amended as a result of further orders of any appeals court having jurisdiction over the FTC Claims. “Funding Default” as defined in Section 2.20. “Funding Guarantors” as defined in Section 7.2. “Funding Notice” means a notice substantially in the form of Exhibit A-1. “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof. “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government. “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. “Grantor” as defined in the Pledge and Security Agreement.

18 “GS Bank” as defined in the preamble hereto. “Guaranteed Obligations” as defined in Section 7.1. “Guarantor” means each of Parent, TWG, Wilshire, each Holding Company and each Subsidiary of each Holding Company (other than any Company). “Guarantor Subsidiary” means each Guarantor other than any Holding Company, Wilshire, TWG and Parent. “Guaranty” means the guaranty of each Guarantor set forth in Section 7. “Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment. “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing. “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. “Historical Banc-Serv Financial Statements” means as of the Closing Date, (i) the audited financial statements of Banc-Serv for the Fiscal Year ended December 31, 2015, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, (ii) the unaudited internally prepared financial statements of Banc-Serv for the Fiscal Year ended December 31, 2016, consisting of balance sheets and the related consolidated statement of income, and (iii) the unaudited internally prepared financial statements of Banc-Serv for the Fiscal Quarter ended March 31, 2017, consisting of balance sheets and the related consolidated statement of income, which, in the case of clauses (ii) and (iii), fairly present, in all material respects, the financial condition of Banc-Serv as at the dates indicated and the results of their operations for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments. “Historical SBL Financial Statements” means as of the Closing Date, (i) the unaudited internally prepared financial statements of SBL for the Fiscal Years ended December 31, 2015 and December 31, 2016, consisting of balance sheets and the related consolidated statement of income, and (ii) the unaudited internally prepared financial statements of SBL for the Fiscal Quarter ended March 31, 2017, consisting of balance sheets and the related consolidated statement of income, which, in each case fairly present, in all material respects, the financial

19 condition of SBL as at the dates indicated and the results of their operations for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments “Historical Financial Statements” means as of the Closing Date, (i)(A) the audited financial statements of Parent and its Subsidiaries, for the Fiscal Years ended December 31, 2015 and December 31, 2016, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, (B) the audited financial statements of NMS and its Subsidiaries, for the Fiscal Years ended December 31, 2015 and December 31, 2016, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (C) the audited financial statements of NTS and its Subsidiaries, for the Fiscal Years ended December 31, 2015 and December 31, 2016, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, (ii) for the interim period from January 1, 2017 to the Closing Date, internally prepared, unaudited financial statements of Holding Companies and their respective Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for each monthly period completed prior to thirty-one (31) days prior to the Closing Date, in the case of clauses (i) and (ii), certified by the chief accounting officer of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments, (iii) the Historical Banc-Serv Financial Statements and (iv) the Historical SBL Financial Statements. “Holding Company” shall mean Intermediate Holdings and Banc-Serv Acquisition. “Increased-Cost Lenders” as defined in Section 2.21. “Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money (excluding trade payables incurred in the ordinary course of business which (x) are not yet overdue or (y) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts); (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement

20 relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction any Interest Rate Agreement, whether entered into for hedging or speculative purposes. “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the proposal letter delivered by Administrative Agent to Companies or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Holding Company or any of its Subsidiaries. “Indemnified Tax” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Credit Parties under any Credit Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes. “Indemnitee” as defined in Section 10.3. “Indemnitee Agent Party” as defined in Section 9.6. “Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last day of each month, commencing on the first such date to occur after the Closing Date, and (b) the Maturity Date; and (ii) any LIBOR Rate Loan, (a) the last day of each Interest Period applicable to such LIBOR Rate Loan, (b) in the case of any LIBOR Rate Loans having an Interest Period in

21 excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period and (c) the Maturity Date. “Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company Agent in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Maturity Date. “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Holding Companies’ and their respective Subsidiaries’ operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes. “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period. “Intermediate Holdings” as defined in the preamble hereto. “Internal Revenue Code” means the Internal Revenue Code of 1986 and any successor statute. “Investment” means (i) any direct or indirect purchase or other acquisition by any Holding Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of any Holding Company from any Person (other than any Holding Company or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by any Holding Company or any of its Subsidiaries to any other Person (other than any Holding Company or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write- downs or write-offs with respect to such Investment. “ISO” as defined in Section 4.27.

22 “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party. “Landlord Personal Property Collateral Access Agreement” means a Landlord Personal Property Collateral Access Agreement substantially in the form of Exhibit G with such amendments or modifications as may be approved by Collateral Agent. “Lead Arranger” as defined in the preamble hereto. “Leasehold Property” means any leasehold interest of any Holding Company or any of its Subsidiaries as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral. “Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement. “Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to an Interest Rate Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the date such Interest Rate Agreement was entered into but subsequently, after entering into such Interest Rate Agreement, ceases to be a Lender) including each such Affiliate that enters into a joinder agreement with Collateral Agent. “Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter or other date of determination of (i) Consolidated Total Debt as of such day, to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter). “LIBOR Rate Loan” means a Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate. “Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities. “Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time. “MasterCard” means MasterCard International, Incorporated and its Subsidiaries. “Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole or of Holding

23 Companies and their respective Subsidiaries taken as a whole; (ii) a significant portion of the industry or business segment in which Parent and its Subsidiaries or Holding Companies and their respective Subsidiaries operate or rely upon if such effect or development is reasonably likely to have a material adverse effect on Parent and its Subsidiaries taken as a whole or Holding Companies and their respective Subsidiaries taken as a whole; (iii) the ability of any Credit Party to fully and timely perform its Obligations; (iv) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document. “Material Contract” means (i) each Processor Agreement, (ii) the NewTracker License Agreements and (iii) any contract or other arrangement to which any Holding Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect. “Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof, and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $200,000 per annum, or (ii) any Real Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Holding Company or any Subsidiary thereof, including each Company. “Maturity Date” means the earlier to occur of (i) June 21, 2021 and (ii) the date upon which all Term Loans shall become due and payable in full, whether by acceleration or otherwise. “Merchant” as defined in the definition of the term “Merchant Agreement”. “Merchant Account” means an account which is the subject of a Merchant Agreement and which generates Eligible Recurring Net Revenue. “Merchant Account” shall also include the account relationship established under any Merchant Agreement. “Merchant Agreement” means an agreement, by and among the applicable Sponsor Bank, the applicable Processor and the applicable merchant (the “Merchant”), which provides for credit card and/or debit card transaction processing and related services pursuant to, and in accordance with, one or more Approved Bank Card Systems (including services relating to the authorization, transaction capture, settlement, chargeback handling and transaction processing of credit card and debit card transactions). “Merchant Chargeback Loss Report” means a Merchant level report in form and substance satisfactory to Administrative Agent, which sets forth Chargeback Losses (net of any collections from prior Chargeback Losses) incurred by any Merchant as of any period of determination and specifically identifying any Merchant with Chargeback Losses in excess of one percent (1%) of such Merchant’s total sales revenues for such period of determination and whose total number of Chargebacks exceeds thirty-five (35) per month in any two of the past six months.

24 “Merchant Portfolio Acquisition” means any acquisition of merchant portfolios of any Affiliate of any Holding Company set forth on Schedule 1.1(M). “Merchant Volume Attrition Rate” means, as of the end of any Fiscal Month, the fraction, expressed as a percentage, which results from the following calculation: (a) one (1), minus (b) the quotient of (i) the net processing volume for the immediately preceding three-Fiscal Month period for Established Merchants divided by three (3), over (ii) the net processing volume in the same three-Fiscal Month period during the immediately preceding Fiscal Year for Established Merchants divided by three (3). “Merchant Volume Attrition Rate Report” means a Merchant level report in form and substance satisfactory to Administrative Agent that sets forth for each Merchant portfolio (i) the gross processing volume during the immediately preceding three-Fiscal Month period then ending of the prior year for all Established Merchants and the same period of the immediately preceding Fiscal Year, (ii) the Merchant Volume Attrition Rate over such period and (iii) all Merchant-level data used to calculate numbers in clauses (i) and (ii) above. “Merchant Static Pool Attrition Rate Report” means a report providing Established Merchant attrition information and a static pool analysis for any period of determination, which report is in form and substance substantially similar to the historical reports provided by NMS to Administrative Agent prior to the Closing Date (with such changes as may be approved by Administrative Agent in its sole discretion). “Moody’s” means Moody’s Investor Services, Inc. “Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real property granting a Lien on such interest in real estate as security for the payment of Obligations which shall be in a form and substance as reasonably acceptable to Collateral Agent. “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA. “NAIC” means The National Association of Insurance Commissioners, and any successor thereto. “Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holding Companies and their respective Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget. “Newtek LSP” as defined in the preamble hereto.

25 “NewTracker License Agreements” means collectively, (i) that certain License Agreement for NewTracker® System, dated as of January 1, 2015 by and between Parent and NTS, (ii) that certain License Agreement for NewTracker® System, dated as of January 1, 2015 by and between Parent and NMS, (iii) that certain License Agreement for NewTracker® System, dated as of June 1, 2017 by and between Parent and Banc-Serv, (iv) that certain License Agreement for NewTracker® System, dated as of June 1, 2017 by and between Parent and Premier, (v) that certain License Agreement for NewTracker® System, dated as of June 1, 2017 by and between Parent and Newtek LSP, (vi) that certain License Agreement for NewTracker® System, dated as of June 1, 2017 by and between Parent and SBL and (vii) that certain License Agreement for NewTracker® System, dated as of January 1, 2015 by and between Parent and Intermediate Holdings, in each case, pursuant to which Parent has granted to the applicable counter-party a non- exclusive license to use the NewTracker System. “NewTracker System” means the NewTracker® Referral Processing and Tracking System owned by Parent which is a cloud computing based, SAAS Platform which integrates the secure receipt, processing, tracking and reporting of business referrals and leads. “Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments received by any Holding Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by any Holding Company or any of its Subsidiaries in connection with such Asset Sale; provided, upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds. “Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by any Holding Company or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of any Holding Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by any Holding Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of such Holding Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith. “New Companies” means Banc-Serv and SBL. “New Guarantors” means Banc-Serv Acquisition, Wilshire and Newtek LSP.

26 “NMS” as defined in the preamble hereto. “NMS Processor Agreement” means that certain (i) Independent Sales Organization Agreement, dated as of March 6, 2008, by and among NCMIC Finance Corporation, NMS and Premier and (ii) Independent Sales Agent Agreement, dated as of September 7, 2009, by and between NMS and Premier. “Non-Consenting Lender” as defined in Section 2.21. “Note” means a promissory note in the form of Exhibit B. “Notice” means a Funding Notice or a Conversion/Continuation Notice, as applicable. “NTS” as defined in the preamble hereto. “NTS Portfolio Statistics Report” means a monthly report providing the following information with respect to NTS for the immediately preceding Fiscal Month: (i) the number of shared web hosting plans, the number of dedicated web hosting plans and the number of cloud/virtual private server hosted websites hosted by NTS, with their corresponding monthly revenue and revenue per unit; (ii) the number of shared web hosting plans, the number of dedicated web hosting plans and the number of cloud/virtual private server hosted websites hosted by NTS that were added during the prior calendar month, with their corresponding monthly revenue and revenue per unit; and (iii) the number of shared web hosting plans, the number of dedicated web hosting plans and the number of cloud/virtual private server hosted websites hosted by NTS that were removed during such immediately preceding Fiscal Month, with their corresponding monthly revenue and revenue per unit. “Obligations” means all obligations of every nature of each Credit Party from time to time owed to Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Interest Rate Agreement (including with respect to an Interest Rate Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Interest Rate Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise, but in all cases excluding Excluded Swap Obligations. “Obligee Guarantor” as defined in Section 7.7. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (ii) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited

27 liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official. “Original Closing Date” means June 23, 2015. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)). “PA-DSS Requirements” means requirements applicable to any Payment Subsidiary pursuant to the Payment Application Data Security Standard. “Parent” as defined in the preamble hereto. “Parent Pledge Agreement” means that certain Pledge Agreement, dated as of the Original Closing Date, executed by Parent in favor of Collateral Agent, for the benefit of the Secured Parties, pledging all equity interests of Intermediate Holdings. “Parent Revolving Note” means that certain Amended and Restated Revolving Note, dated as of the Closing Date, made by Parent in favor of the Companies in form and substance acceptable to Administrative Agent. “Participant” as defined in Section 10.6(h). “Participant Register” as defined in Section 10.6(h). “Payment Subsidiary” means any Subsidiary of any Holding Company which is engaged in the business of providing credit card and debit card processing services to Merchants. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “PCI-DSS Requirements” means the Payment Card Industry Data Security Standard Requirements.

28 “PCI Requirements” means the PA-DSS Requirements (if applicable), the PCI- DSS Requirements and other rules or regulations of the Approved Bank Card Systems related to data security. “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA. “Permitted Acquisition” means any acquisition by (i) a Company or any of its wholly-owned Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person (including, for clarity, purchases of Merchant Accounts, Merchant Agreements, any rights to any residual payment stream with respect thereto and/or portfolios consisting thereof) or (ii) any Holding Company of all of the Capital Stock of any Person, in each case, for which such Holding Company, such Company or wholly-owned Guarantor Subsidiary has obtained the prior written consent of Administrative Agent in its sole and absolute discretion; provided, a Holding Company (solely with respect to an acquisition of Capital Stock), a Company or any of their respective wholly-owned Guarantor Subsidiaries may consummate any such acquisition without the prior written consent of Administrative Agent upon satisfaction of the following conditions: (a) immediately prior to, and after giving effect to, such acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations; (c) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary of a Company in connection with such acquisition shall be owned 100% by a Company or a Guarantor Subsidiary thereof, and such Company or Guarantor Subsidiary shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of such Company or Guarantor Subsidiary, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable; (d) Holding Companies and their respective Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.8(f)); (e) Holding Companies shall have delivered to Administrative Agent at least thirty (30) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (d) above, together with all relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8;

29 (f) any Person or assets or division as acquired in accordance herewith (i) shall be in the same business or lines of business in which Companies and/or their Subsidiaries are engaged as of the Closing Date and (ii) for the four quarter period most recently ended prior to the date of such acquisition, shall have generated earnings before income taxes, depreciation, and amortization during such period that shall exceed the amount of capital expenditures related to such Person or assets or division during such period (calculated in substantially the same manner as Consolidated Adjusted EBITDA and Consolidated Capital Expenditures are calculated); (g) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired; (h) with respect to an acquisition of Merchant Accounts or Merchant Accounts, such acquisition shall have been consummated solely by a Payment Subsidiary; and (i) (A) the sum of all amounts payable in connection with all such acquisitions (including all transaction costs and all Indebtedness, liabilities, “earn-outs” and contingent obligations incurred or assumed in connection therewith, but excluding any such amounts owed in connection with any Merchant Portfolio Acquisition) shall not exceed $1,000,000 individually or $3,000,000 in the aggregate during the term of this Agreement and (B) the sum of all “earn-outs” or Indebtedness consisting of the deferred purchase price of property acquired (x) at any one time outstanding (assuming that all such “earn-outs” or other Indebtedness shall be earned and/or shall become due to the maximum extent possible) shall not exceed $500,000 in the aggregate and (y) in connection with all such acquisitions (assuming that all such “earn-outs” or other Indebtedness shall be earned and/or shall become due to the maximum extent possible) shall not exceed $1,000,000 in the aggregate during the term of this Agreement. “Permitted Liens” means each of the Liens permitted pursuant to Section 6.2. “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities. “Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Original Closing Date, executed by Intermediate Holdings, each Company and each Guarantor Subsidiary in form and substance satisfactory to Administrative Agent, as amended by the Reaffirmation Agreement. “Premier” as defined in the preamble hereto. “Prepayment Premium” as defined in the Fee Letter. “Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at

30 least 70% of the nation’s 10 largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. “Principal Office” means, for Administrative Agent, its “Principal Office” as set forth on Appendix B, or such other office as Administrative Agent may from time to time designate in writing to Company Agent and each Lender; provided, however, for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be 200 West Street, New York, New York, 10282 (or such other location within the City and State of New York as Administrative Agent may from time to time designate in writing to Company Agent and each Lender). “Processor” as defined in the definition of the term “Processor Agreement”. “Processor Agreement” means an agreement, by and between the applicable Payment Subsidiary and the applicable Sponsor Bank and/or other third party data processor (the “Processor”), which provides for credit card and/or debit card transaction processing and related services to Merchants pursuant to, and in accordance with, one or more Approved Bank Card Systems (including services relating to the authorization, transaction capture, settlement, chargeback handling and transaction processing of credit card and debit card transactions). “Processor Consent Agreement” means a processor consent agreement to be executed by the applicable Payment Subsidiary, the applicable Processor and Collateral Agent, substantially in the form of Exhibit H or otherwise in form and substance reasonably acceptable to Collateral Agent. “Prohibited Customer” means any customer or Merchant that (i) sells (or has an ownership interest in a business that sells) adult products or medical marijuana, (ii) operates (or has an ownership interest in) an on-line gambling or on-line pharmacy business, (iii) engages in, directly or indirectly, any illegal business or activity or (iv) is a Sanctioned Person. “Projections” as defined in Section 4.8. “Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender, by (b) the aggregate Term Loan Exposure of all Lenders. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Reaffirmation Agreement” means that certain Reaffirmation of Credit Documents and First Amendment to Pledge and Security Agreement, dated as of the Closing Date,

31 among NMS, NTS, Premier, Parent, Intermediate Holdings, TWG, CRY Sales, LLC and UPSWI Sales, LLC, as reaffirmation parties, and Agent. “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Holding Company or any of its Subsidiaries in any real property. “Recipient” means (a) any Agent and (b) any Lender, as applicable. “Redwood Processor Agreement” means that certain Independent Sales Organization Agreement and Member Services Provider Agreement, dated as of January 24, 2011 between Redwood Merchant Services, a division of Westamerica Bank and NMS. “Register” as defined in Section 10.6(c). “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater. “Released Person” as defined in Section 10.23. “Replacement Lender” as defined in Section 2.21(b). “Requisite Lenders” means, at any time of determination, but subject to the provisions of Section 2.20, one or more Lenders having or holding Term Loan Exposure and representing more than 50% of the aggregate Term Loan Exposure of all Lenders. “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Holding Company or any Company now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Holding Company or any Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Holding Company or any Company now or hereafter outstanding; (iv) management or similar fees payable to any Affiliates of Companies; and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness.

32 “RIC” means a corporation that qualifies as a regulated investment company under the provisions of Sections 852, et seq of the Internal Revenue Code. “Rules” means the bylaws, regulations and/or other requirements that are promulgated by Approved Bank Card Systems. “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation. “Sanctioned Country” means a country subject to a sanctions program administered by OFAC. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom. “SBL” as defined in the preamble hereto. “Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement. “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. “Securities Act” means the Securities Act of 1933 and any successor statute. “Solvency Certificate” means a Solvency Certificate of the treasurer of each Holding Company substantially in the form of Exhibit E-2. “Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as

33 they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5). “Sponsor Bank” means a federal or state chartered bank which is a member of the Visa and/or MasterCard payment networks (or another Approved Bank Card System) and which submits credit and debit card transactions to the relevant Approved Bank Card System and provides related services on behalf any Payment Subsidiary. “Subject Transaction” as defined in Section 6.8(f). “Subordinated Promissory Note” means an intercompany promissory note substantially in form and substance reasonably acceptable to Agent. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loans” means the loans made by Lenders to Companies pursuant to Section 2.1. “Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $50,000,000. As of the Closing Date, $40,000,000 of the Term Loan Commitment has been funded and, if prepaid or repaid, may not be reborrowed.

34 “Term Loan Commitment Period” means the period commencing on the Closing Date and ending on the Term Loan Commitment Termination Date. “Term Loan Commitment Termination Date” means the earliest to occur of (i) the date which is twenty four (24) months following the Closing Date, (ii) the date the Term Loan Commitments are permanently reduced to zero pursuant to Section 2.12(b) or Section 2.13, (iii) the date of the termination of the Term Loan Commitments pursuant to Section 8.1 and (iv) the Maturity Date. “Term Loan Exposure” means, with respect to any Lender as of any date of determination, the sum of that Lender’s Term Loan Commitment and the aggregate outstanding principal amount of the Term Loans of such Lender. “Terminated Lender” as defined in Section 2.21. “Title Policy” as defined in Section 5.11. “Transaction Costs” means the fees, costs and expenses payable by Holding Companies, Companies or any Company’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents, to the extent approved in writing by Administrative Agent. “TWG” means The Whitestone Group, LLC, a New York limited liability company. “TWG Pledge Agreement” means that certain Pledge Agreement, dated as of September 18, 2015, executed by TWG in favor of Collateral Agent, for the benefit of the Secured Parties, pledging all equity interests of Intermediate Holdings owned by TWG. “Type of Loan” means a Base Rate Loan or a LIBOR Rate Loan. “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction. “Underwriting Policies and Procedures” means those certain Credit Underwriting Policies & Procedures of NMS disclosed to Administrative Agent prior to the Closing Date. “Unrestricted Cash-on-Hand” means, on any date of determination, all money, currency or credit balances owned by any Holding Company or any of its Subsidiaries (including Companies and the Guarantor Subsidiaries) held in any demand or deposit account in the United States of America on the date of determination (excluding, for purposes of clarity, any amounts available to be drawn or funded under lines of credit or other debt facilities, including, without, limitation, revolving loans); provided, however, that amounts calculated under this definition shall exclude any amounts that would not be considered Cash; provided, further, that amounts included under this definition shall (i) be included only to the extent such amounts are not subject to any Lien or other restriction or encumbrance of any kind (other than Liens (x) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar

35 rights so long as such liens and rights are not being enforced or otherwise exercised and (y) in favor of Collateral Agent) and (ii) exclude any amounts held by any Holding Company or any of its Subsidiaries (including Companies and the Guarantor Subsidiaries) in escrow, trust or other fiduciary capacity for or on behalf of a client of any Holding Company or any of its Subsidiaries (including Companies and the Guarantor Subsidiaries). “U.S.” means the United States of America. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Tax Compliance Certificate” as defined in Section 2.19(g). “Visa” means VISA International, Inc., Visa USA Incorporated and its related memberships and associations. “Wilshire” as defined in the preamble hereto. “Wilshire Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, executed by Wilshire in favor of Collateral Agent, for the benefit of the Secured Parties, pledging all equity interests of Newtek LSP owned by Wilshire. “Withholding Agent” means any Credit Party and Administrative Agent. 1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holding Companies to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. 1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented

36 or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In determining whether any individual event, act, condition or occurrence of the foregoing types could reasonably be expected to result in a Material Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other such events, acts, conditions or occurrences of the foregoing types which have occurred could reasonably be expected to result in a Material Adverse Effect. LOANS 2.1. Term Loans. (a) Term Loan Commitments. Subject to the terms and conditions hereof, during the Term Loan Commitment Period, each Lender severally agrees to make Term Loans to Companies in an aggregate amount not exceeding such Lender’s Term Loan Commitment; provided, that after giving effect to the making of any Term Loan, Availability would be $0 or greater. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.12 and Section 2.13, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Term Loan Commitment shall (x) automatically and permanently be reduced by the amount of each Term Loan made hereunder and (y) terminate immediately and without further action on the Term Loan Commitment Termination Date. Each Company acknowledges and agrees that the principal amount of the Term Loans outstanding on the Closing Date made pursuant to the Existing Credit Agreement is $22,000,000 (the “Existing Term Loans”) and the payment of such amount by the Companies is not subject to any defense, counterclaims, recoupment or offset of any kind. (b) Borrowing Mechanics for Term Loans. (i) Term Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount, and Term Loans that are LIBOR Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount. (ii) Holding Companies shall deliver to Administrative Agent a fully executed Funding Notice (1) with respect to borrowings on the Closing Date, on the Closing Date, and (2) with respect to any borrowings after the Closing Date, no later than 10:00 a.m. (New York City time) (x) at least three (3) Business Days prior to the proposed

37 Credit Date in the case of a Term Loan that is a LIBOR Rate Loan, and (y) at least one (1) Business Day prior to the proposed Credit Date in the case of a Term Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Term Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Companies shall be bound to make a borrowing in accordance therewith. Promptly upon receipt of any Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. (iii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Companies on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited to the account of Companies at Administrative Agent’s Principal Office or such other account as may be designated in writing to Administrative Agent by Company Agent. 2.2. [Intentionally Omitted]. 2.3. [Intentionally Omitted]. 2.4. Pro Rata Shares; Availability of Funds. (a) Pro Rata Shares. All Term Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder or purchase a participation required hereby. (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Term Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Companies a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company Agent and Companies shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the

38 date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Term Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Companies may have against any Lender as a result of any default by such Lender hereunder. 2.5. Use of Proceeds. The proceeds of the Term Loans made on the Closing Date shall be applied by Companies (a) for distribution as permitted under Section 6.5, (b) for the making of loans as permitted under Sections 6.7(d) and (i), (c) to pay fees and expenses in connection with the Credit Documents and (d) for working capital and general corporate purposes of Companies. The proceeds of Term Loans made after the Closing Date shall be applied by Companies solely (a) to consummate Permitted Acquisitions, (b) for further distribution to any Holding Company and/or for further distribution to Parent as permitted under Section 6.5 and (c) for the making of loans to Parent as permitted under Section 6.7(i). No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act. 2.6. Evidence of Debt; Register; Lenders’ Books and Records; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Companies to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Companies, absent manifest error; provided, the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or Companies’ Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. (b) Notes. If so requested by any Lender by written notice to Company Agent (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Companies shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company Agent’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan. 2.7. Interest on Term Loans. (a) Except as otherwise set forth herein, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or (ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

39 (b) The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Company Agent and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Term Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan. (c) In connection with LIBOR Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Company Agent fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Term Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Term Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company Agent fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Companies shall be deemed to have selected an Interest Period of one (1) month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company Agent and each Lender. (d) Interest payable pursuant to Section 2.7(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan (i) the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included and (ii) the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Term Loan. (e) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears (i) on each Interest Payment Date applicable to that Term Loan; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) on the Maturity Date. (f) Notwithstanding anything to the contrary contained herein, the interest rate on any Base Rate Loan for any day shall never be less than the sum of (i) the rate appearing on Reuters Screen LIBOR01 Page or on the comparable page of the Bloomberg Information Services (or any successor or substitute page of such service or successor or substitute service acceptable to Administrative Agent) on such date (or the immediately preceding Business Day, if such date

40 is not a Business Day), as the rate for dollar deposits with a maturity comparable to an Interest Period of one (1) month, divided by the sum of (x) 1 minus (y) the Applicable Reserve Requirement plus (ii) the Applicable Margin for LIBOR Rate Loans. 2.8. Conversion/Continuation. (a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Companies shall have the option: (i) to convert at any time all or any part of any Term Loan from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Companies shall pay all amounts due under Section 2.17 in connection with any such conversion; or (ii) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Term Loan as a LIBOR Rate Loan. (b) Holding Companies shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Companies shall be bound to effect a conversion or continuation in accordance therewith. 2.9. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is two percent (2.00%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2.00%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, any LIBOR Rate Loans may be converted to Base Rate Loans at the election of Administrative Agent at any time after the occurrence of such Event of Default (irrespective of whether the Interest Period in effect at the time of such conversion has expired) and thereupon shall become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2.00%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

41 2.10. Fees. Companies agree to pay to Agents such fees in the amounts and at the times set forth in the Fee Letter and such other fees in the amounts and at the times separately agreed upon. 2.11. [Intentionally Omitted]. 2.12. Voluntary Prepayments/Commitment Reductions. (a) Voluntary Prepayments. (i) Any time and from time to time: (1) with respect to Base Rate Loans, Companies may prepay any such Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000; and (2) with respect to LIBOR Rate Loans, Companies may prepay any such Term Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.17(c)) in an aggregate minimum amount of $500,000. (ii) All such prepayments shall be made: (1) upon not less than one (1) Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and (2) upon not less than three (3) Business Days’ prior written or telephonic notice in the case of LIBOR Rate Loans, in each case given by Company Agent to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14(a). (b) Voluntary Commitment Reductions. (i) Companies may, upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part any unused portion of the Term Loan Commitments; provided, any such partial reduction of the Term Loan Commitments shall be in an aggregate minimum amount of $500,000.

42 (ii) Company Agent’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Term Loan Commitments shall be effective on the date specified in Company Agent’s notice and shall reduce the Term Loan Commitment, as the case may be, of each Lender proportionately to its Pro Rata Share thereof. 2.13. Mandatory Prepayments/Commitment Reductions. (a) Asset Sales. No later than the first Business Day following the date of receipt by any Holding Company or any of its Subsidiaries of any Net Asset Sale Proceeds (including, for the avoidance of doubt, Net Asset Sale Proceeds which result from the sale of Merchant Accounts or customer accounts of NMS) in excess of $250,000 in the aggregate since the Closing Date, Companies shall prepay the Term Loans and/or the Term Loan Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, upon delivery of a written notice to Administrative Agent, Companies shall have the option, directly or through one or more Subsidiaries, to invest all or any portion of such Net Asset Sale Proceeds (the “Asset Sale Reinvestment Amounts”) in (1) long-term productive assets of the general type used in the business of Companies if such assets are purchased or constructed within one hundred eighty (180) days following receipt of such Net Asset Sale Proceeds (and so long as any such individual or aggregate investment in the amount of $250,000 or more has been consented to by Administrative Agent and Required Lenders) or (2) Permitted Acquisitions if (x) a definitive purchase agreement with respect to such Permitted Acquisition is executed within one hundred twenty (120) days following receipt of such Net Asset Sale Proceeds and (y) such Permitted Acquisition is consummated within one hundred eighty (180) days of receipt thereof; provided further, pending any such reinvestment all Asset Sale Reinvestment Amounts shall be held at all times prior to such reinvestment, in a Controlled Account. In the event that the Asset Sale Reinvestment Amounts are not reinvested by Companies prior to the earliest of (i) the last day of such one hundred twenty (120) day period (if a definitive purchase agreement with respect to a Permitted Acquisition has not been executed in accordance with the other provisions of this Agreement), (ii) the last day of such one hundred eighty (180) day period (if a definitive purchase agreement with respect to a Permitted Acquisition has been executed but the transactions contemplated thereby have not been consummated in accordance with the other provisions of this Agreement) and (iii) the date of the occurrence of a Default or an Event of Default, Administrative Agent shall apply such Asset Sale Reinvestment Amounts to the Obligations as set forth in Section 2.14(b). (b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by any Holding Company or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Companies shall prepay the Term Loans and/or the Term Loan Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $250,000, Companies shall have the option, directly or through one or more of its Subsidiaries to invest all or any portion

43 of such Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof in long term productive assets of the general type used in the business of Holding Companies and their respective Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be held at all times prior to such reinvestment, in a Controlled Account. In the event that the Net Insurance/Condemnation Proceeds are not reinvested by Companies prior to the earlier of (i) the last day of such one hundred eighty (180) day period and (ii) the date of the occurrence of a Default or an Event of Default, Administrative Agent shall apply such Net Insurance/Condemnation Proceeds to the Obligations as set forth in Section 2.14(b). (c) Issuance of Equity Securities. On the date of receipt by any Holding Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, such Holding Company (other than Capital Stock issued (i) during the absence of any Default or Event of Default, (ii) pursuant to any employee stock or stock option compensation plan, or (iii) for purposes approved in writing by Administrative Agent), Companies shall prepay the Term Loans and/or the Term Loan Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses. (d) Issuance of Debt. On the date of receipt by any Holding Company or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of such Holding Company or such Subsidiary (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Companies shall prepay the Term Loans and/or the Term Loan Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses. (e) Prepayment of Excess Outstanding Amounts. Concurrently with the delivery of the financial statements pursuant to Section 5.1(a), Companies shall prepay Term Loans and/or the Term Loan Commitments shall be reduced as set forth in Section 2.14(b) in an amount equal to 100% of the amount by which (x) the Consolidated Total Debt as of the date of such financial statements exceeds (y) Consolidated Adjusted EBITDA for the twelve month period ending on the last day of the Fiscal Month for which such financial statements were prepared, multiplied by the then in effect maximum Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8(c). (f) Curative Equity. Within one (1) Business Day of the date of receipt by Parent of the proceeds of any Curative Equity pursuant to Section 8.2, Companies shall prepay the Term Loans and/or the Term Loan Commitments shall be permanently reduced as set forth in Section 2.14(b) in an amount equal to 100% of such proceeds of Curative Equity. (g) Prepayment Certificate. Concurrently with any prepayment of the Term Loans and/or reduction of the Term Loan Commitments pursuant to Sections 2.13(a) through 2.13(f), Company Agent shall deliver to Administrative Agent a certificate of an Authorized

44 Officer demonstrating the calculation of the amount of the applicable net proceeds and the Prepayment Premium, if any. In the event that Companies shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Companies shall promptly make an additional prepayment of the Term Loans and/or the Term Loan Commitments shall be permanently reduced in an amount equal to such excess, and Company Agent shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess. 2.14. Application of Prepayments/Reductions. (a) Application of Prepayments by Type of Loans. Any voluntary prepayments of Term Loans pursuant to Section 2.12 and any mandatory prepayment of any Term Loan pursuant to Section 2.13 shall be applied as follows: first, to the payment of all fees, and all expenses specified in Section 10.2, to the full extent thereof; second, to the payment of any accrued interest at the Default Rate, if any; third, to the payment of any accrued interest (other than Default Rate interest, if any); fourth, to the payment of the Prepayment Premium, if any, on any Term Loan or Term Loan Commitment; fifth, to prepay Term Loans; and sixth, to pay any remaining Obligations due and owing to Agents and/or Lenders to the full extent thereof. Any unused portion of the Term Loan Commitments shall be permanently reduced to zero prior to application pursuant to the sixth tier above. (b) Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Any prepayment of any Term Loan shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Companies pursuant to Section 2.17(c). 2.15. General Provisions Regarding Payments. (a) All payments by Companies of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 12:00 p.m. (New York City time) on the date due at 200 West Street, New York, New York, 10282 or via wire transfer of immediately available funds to account number 000230435874 maintained by Administrative Agent with JPMorgan Chase Bank (ABA No. 021000021) in New York City (or at such other location or bank account within the City and State of New York as may be designated by

45 Administrative Agent from time to time); funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Companies on the next Business Day. (b) All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid. (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent. (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter. (e) Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder. (f) [Intentionally Omitted.] (g) Administrative Agent shall deem any payment by or on behalf of Companies hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company Agent and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full. (h) If an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full hereunder, whether by acceleration, maturity or otherwise, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations (including, but not limited to, Obligations arising under any Interest Rate Agreement that are owing to any Lender or Lender Counterparty), including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel,

46 and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all advances made by any Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. 2.16. Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral or in the Fee Letter, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by such Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. 2.17. Making or Maintaining LIBOR Rate Loans. (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative

47 Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company Agent and each Lender of such determination, whereupon (i) no Term Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Company Agent and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company Agent with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by Company Agent. (b) Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company Agent and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company Agent and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Term Loans as, or to convert Term Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Companies pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Term Loan as (or continue such Term Loan as or convert such Term Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Companies pursuant to a Funding Notice or a Conversion/Continuation Notice, Companies shall have the option, subject to the provisions of this Section 2.17, to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17 shall affect the obligation of any Lender other than an Affected Lender to make or maintain Term Loans as, or to convert Term Loans to, LIBOR Rate Loans in accordance with the terms hereof. (c) Compensation for Breakage or Non-Commencement of Interest Periods. Companies shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to

48 lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company Agent. (d) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. (e) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18. 2.18. Increased Costs and Taxes; Capital Adequacy. (a) Compensation For Increased Costs and Taxes. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

49 (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such other Recipient, Companies will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements; Certificates for Reimbursement; Delay in Requests. (i) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Lender or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Companies will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (ii) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.18(a) or 2.18(b) and delivered to Company Agent, shall be conclusive absent manifest error. Companies shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (c) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to Section 2.18(a) or 2.18(b) shall not constitute a waiver of such Lender’s right to demand such compensation; provided, Companies shall not be required to compensate a Lender pursuant to this Section 2.18 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date such Lender notifies Companies of the Change in Law giving rise to such increased costs or reductions and such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof). 2.19. Taxes; Withholding, etc. (a) [Intentionally Omitted].

50 (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19(d)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Company Agent by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.19, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such

51 Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Company Agent and Administrative Agent, at the time or times reasonably requested by Company Agent or Administrative Agent, such properly completed and executed documentation reasonably requested by Company Agent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Company Agent or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Company Agent or Administrative Agent as will enable Company Agent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to Company Agent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Company Agent or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Company Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Company Agent or Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

52 (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of a Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Company Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Company Agent or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Company Agent or Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company Agent or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company Agent or Administrative Agent as may be necessary for Companies and Administrative Agent to comply with their and the other Credit Parties’ obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this

53 clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Company Agent and Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all Obligations under any Credit Document. 2.20. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.5(c), or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the Term Loan Exposure and Term Loans of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of

54 other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b) shall be paid to the non-Defaulting Lenders on a ratable basis; (c) such Defaulting Lender’s Term Loan Commitment and outstanding Term Loans shall be excluded for purposes of calculating the Term Loan Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Term Loan Commitment fee pursuant to Section 2.10 with respect to such Defaulting Lender’s Term Loan Commitment in respect of any Default Period with respect to such Defaulting Lender and (d) the Term Loan Exposure as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Term Loan or Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.20, performance by Companies of their respective obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.20. The rights and remedies against a Defaulting Lender under this Section 2.20 are in addition to other rights and remedies which Companies may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.5(c). 2.21. Mitigation of Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.18(a) or 2.18(b), or requires Companies to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall (at the request of Company Agent) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18(a) or 2.18(b) as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Companies hereby jointly and severally agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an “Increased-Cost Lender”) shall give notice to Company Agent that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17, 2.18, or 2.19, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Company Agent’s request for such withdrawal; or (b)(i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Company Agent’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination,

55 waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non- Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company Agent to remove such Increased-Cost Lender), by giving written notice to Company Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans and/or Term Loan Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Companies shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18 or 2.19; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. In the event that the Terminated Lender fails to execute an Assignment Agreement pursuant to Section 10.6 within five (5) Business Days after receipt by the Terminated Lender of notice of replacement pursuant to this Section 2.21(b) and presentation to such Terminated Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 2.21(b), the Terminated Lender shall be deemed to have executed and delivered such Assignment Agreement, and upon the execution and delivery of Assignment Agreement by the Replacement Lender and Administrative Agent, shall be effective for purposes of this Sections 2.21(b) and 10.6. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Term Loan Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. 2.22. Joint and Several Liability of Companies. (a) Each Company is accepting joint and several liability hereunder and under the other Credit Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Company and in consideration of the undertakings of the other Companies to accept joint and several liability for the Obligations. (b) Each Company, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Companies, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.22), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Company without preferences or distinction among them.

56 (c) If and to the extent that any Company shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Companies will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full. (d) The Obligations of each Company under the provisions of this Section 2.22 constitute the absolute and unconditional, full recourse Obligations of each Company enforceable against each Company to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.22(d)) or any other circumstances whatsoever. (e) Except as otherwise expressly provided in this Agreement, each Company hereby waives notice of acceptance of its joint and several liability, notice of any Term Loan under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Company hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Agent or Lenders at any time or times in respect of any default by any Company in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Company. Without limiting the generality of the foregoing, each Company assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Company to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.22 afford grounds for terminating, discharging or relieving any Company, in whole or in part, from any of its Obligations under this Section 2.22, it being the intention of each Company that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Company under this Section 2.22 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Company under this Section 2.22 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Company or any Agent or Lender. (f) Each Company represents and warrants to Agents and Lenders that such Company is currently informed of the financial condition of Companies and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Company further represents and warrants to Agents and Lenders that such Company has read and understands the terms and conditions of the Credit Documents. Each Company hereby covenants that such Company will continue to keep informed of Companies'

57 financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations. (g) The provisions of this Section 2.22 are made for the benefit of each Agent, each Lender and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Companies as often as occasion therefor may arise and without requirement on the part of any Agent, any Lender, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Company or to exhaust any remedies available to it or them against any Company or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.22 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Company, or otherwise, the provisions of this Section 2.22 will forthwith be reinstated in effect, as though such payment had not been made. (h) Each Company hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Company with respect to any liability incurred by it hereunder or under any of the other Credit Documents, any payments made by it to Agents or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Company may have against any other Company with respect to any payments to any Agent or any Lender hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Company, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Company therefor. (i) Each Company hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Company will not demand, sue for or otherwise attempt to collect any indebtedness of any other Company owing to such Company until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Company shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Company as trustee for Administrative Agent, and such Company shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with Section 2.15(h). 2.23. Company Agent. Each Company hereby irrevocably appoints NMS as the borrowing agent and attorney-in-fact for the Companies (“Company Agent”) which appointment shall remain in full force and effect during the term of this Agreement. Each Company hereby irrevocably appoints and authorizes the Company Agent (i) to provide Administrative Agent with all notices with respect to notices and instructions under this Agreement; (ii) to receive all notices and instructions from Agents and Lenders to the Companies under this Agreement and (iii) to take such action as the Company Agent deems appropriate on its behalf to exercise such other powers

58 as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Term Loans and Collateral of the Companies in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Companies in order to utilize the collective borrowing powers of the Companies in the most efficient and economical manner and at their request, and that neither Agents nor Lenders shall incur liability to any Company as a result hereof. Each Company expects to derive benefit, directly or indirectly, from the handling of the Term Loans and Collateral in a combined fashion since the successful operation of each Company is dependent on the continued successful performance of the integrated group. To induce Agents and Lenders to do so, and in consideration thereof, each Company hereby jointly and severally agrees to indemnify each Agent and Lender and hold each Agent and Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Agents and Lenders by any Company or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Term Loans and Collateral of the Companies as herein provided, (b) Agents’ and Lenders’ reliance on any instructions of the Company Agent, or (c) any other action taken by Agents and Lenders hereunder or under the other Credit Documents, except that the Companies will have no liability to the relevant Indemnitee under this Section 2.23 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. CONDITIONS PRECEDENT 3.1. Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date: (a) Credit Documents. Administrative Agent shall have received sufficient copies of the following, originally executed and delivered by each applicable Credit Party and each other party thereto for each Lender and in form and substance satisfactory to the Agents: (i) this Agreement; (ii) the Fee Letter; (iii) a Supplement to the Pledge and Security Agreement whereby each New Company and each New Guarantor (other than Wilshire) will grant a valid, perfected First Priority security interest in all of its assets; (iv) the Wilshire Pledge Agreement; (v) a Note in favor of each Lender requesting a Note; (vi) the Reaffirmation Agreement; (vii) the original Parent Revolving Note and original endorsement in blank related to the Parent Revolving Note in form and substance acceptable to Administative Agent; and

59 (viii) an amendment to the Parent Pledge Agreement whereby Parent will grant a valid, perfected First Priority security interest in all of the Capital Stock of Banc- Serv Acquisition. (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request. (c) Organizational and Capital Structure. The organizational structure and capital structure of Holding Companies and its Subsidiaries shall be as set forth on Schedule 4.1. (d) [Intentionally Omitted]. (e) Transaction Costs. On or prior to the Closing Date, Company Agent shall have delivered to Administrative Agent Companies’ reasonable best estimate of the Transaction Costs (other than fees payable to any Agent). (f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. (g) Real Estate Assets. Collateral Agent shall have received from each applicable Credit Party a fully executed Landlord Personal Property Collateral Access Agreement relating to each Leasehold Property listed in Schedule 3.1(g). (h) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received: (i) evidence satisfactory to Collateral Agent of the compliance by Wilshire, each Holding Company and each of their respective Subsidiaries of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

60 (ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Holding Company, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of (x) each Holding Company and each of their Subsidiaries in the jurisdictions specified in the Collateral Questionnaire and (y) each other Credit Party in the jurisdictions specified in the applicable Security Document, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and (iii) evidence that each Holding Company and each of their respective Subsidiaries shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property and by the applicable Holding Company or the applicable Subsidiary, as applicable, and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Sections 6.1(b) and 6.1(c)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent. (i) Processor Consent Agreements. Collateral Agent shall have received a certification from the applicable Payment Subsidiary that it has delivered to Collateral Agent a fully-executed copy of each Processor Agreement (including all amendments and modifications thereto), in each case as in effect on the Closing Date. (j) Financial Statements; Projections. Lenders shall have received (i) the Historical Banc-Serv Financial Statements and Historical SBL Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Holding Companies and their respective Subsidiaries as at the Closing Date, and reflecting the financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, (iii) pro forma consolidated and consolidating income statements of Holding Companies and their respective Subsidiaries as at the Closing Date, and reflecting the consummation of the financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, and (iv) the Projections. (k) Evidence of Insurance. Collateral Agent shall have received a certificate from Companies’ insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5. (l) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Platte,

61 Klarsfeld, Liveine & Lachtman, LLP, New York counsel for Credit Parties and (ii) O’Reilly & Mark, PC, Maryland counsel to Parent, in each case, as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders). (m) Opinions of Counsel to Administrative Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of Alston & Bird LLP, counsel to Administrative Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Administrative Agent. (n) Fees. Companies shall have paid to Administrative Agent the fees payable on the Closing Date referred to in Section 2.10. (o) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from each Holding Company dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance satisfactory to Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the making of the Credit Extensions hereunder on the Closing Date, each Holding Company and each of their respective Subsidiaries are and will be Solvent. (p) Closing Date Certificate. Holding Companies shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto. (q) Due Diligence. Administrative Agent and its counsel shall have completed business, legal and collateral due diligence (including (i) completion and review of third party merchant portfolio analysis and valuation, (ii) completion, review and evaluation and a third party accounting and tax due diligence report (which shall include a quality of earnings analysis), (iii) management background checks, (iv) information technology diligence , including review of the NewTracker License Agreements, (v) environmental reviews (if applicable) and (vi) review of existing Processor Agreements, in each case, in scope and with results which are satisfactory to Administrative Agent. (r) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of Administrative Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect. (s) No Changes. Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to Parent and its applicable Subsidiaries as of the Closing Date that are materially inconsistent with the material previously provided to Administrative Agent for its due diligence review of Parent and its applicable Subsidiaries. (t) Minimum Consolidated Liquidity. Administrative Agent shall have received evidence in form and substance reasonably satisfactory to Administrative Agent that on

62 the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date and the payment of all Transaction Costs required to be paid in Cash, Holding Companies and their respective Subsidiaries have Consolidated Liquidity of at least $10,000,000. (u) Minimum Recurring Net Revenue. Administrative Agent shall have received evidence in form and substance reasonably satisfactory to Administrative Agent that the Payment Subsidiaries have generated trailing twelve-month pro forma Eligible Recurring Net Revenue (including pro forma adjustments acceptable to Administrative Agent in its sole discretion) for the twelve month period ending on the last day of the month completed thirty-one (31) days immediately prior to the Closing Date of at least $15,300,000. (v) Minimum EBITDA. The pro forma income statement delivered pursuant to Section 3.1(j) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that Holding Companies and their respective Subsidiaries shall have generated trailing twelve month Consolidated Adjusted EBITDA (including pro forma adjustments acceptable to Administrative Agent in its sole discretion) for the twelve-month period ending on the last day of the month completed thirty-one (31) days immediately prior to the Closing Date of at least $16,500,000. (w) Maximum Leverage Ratio. The pro forma balance sheet delivered pursuant to Section 3.1(j) shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date and the payment of all Transaction Costs required to be paid in Cash, the ratio of (i) Consolidated Total Debt as of the Closing Date to (ii) pro forma Consolidated Adjusted EBITDA (including pro forma adjustments acceptable to Administrative Agent in its sole discretion) for the twelve-month period ending on the last day of the month completed thirty-one (31) days immediately prior to the Closing Date shall not be greater than 2.60:1.00. (x) No Material Adverse Change. Since December 31, 2014, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (y) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent, and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request. (z) [Intentionally Omitted]. Each Lender, by delivering its signature page to this Agreement and funding a Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date. 3.2. Conditions to Each Credit Extension.

63 (a) Conditions Precedent. The obligation of each Lender to make any Term Loan, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent: (i) Administrative Agent shall have received a fully executed and delivered Funding Notice; (ii) after making the Credit Extensions requested on such Credit Date, Availability would be $0 or greater; (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; (v) the chief accounting officer of Parent shall have delivered an certificate signed by an Authorized Officer of Parent representing and warranting and otherwise demonstrating to the satisfaction of Administrative Agent that, as of such Credit Date, Parent reasonably expects, after giving effect to the proposed borrowing and based upon good faith determinations and projections consistent with the Financial Plan, Holding Companies and their respective Subsidiaries to be in compliance with all operating and financial covenants set forth in this Agreement as of the last day of the current Fiscal Quarter; and (vi) with respect to any Credit Extension, the use of proceeds of which is intended to finance a Permitted Acquisition, Administrative Agent shall have received evidence that the related acquisition is a Permitted Acquisition and all acquisition documentation shall be in form and substance satisfactory to Administrative Agent in its reasonable discretion. Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances. (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company Agent may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Companies in acting upon any telephonic notice referred

64 to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Companies or for otherwise acting in good faith. REPRESENTATIONS AND WARRANTIES In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Holding Company and each of their respective Subsidiaries represent and warrant to each Agent and Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct: 4.1. Organization; Requisite Power and Authority; Qualification. Wilshire, each Holding Company and each of their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. 4.2. Capital Stock and Ownership. The Capital Stock of each Holding Company and each of their respective Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Holding Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of any Holding Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by any Holding Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of any Holding Company or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Holding Company or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of each Holding Company and each of their Subsidiaries in their respective Subsidiaries as of the Closing Date. 4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. 4.4. No Conflict. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party, any of the Organizational Documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Processor Agreement or any other Contractual Obligation of any Credit Party; (c) result in or require the creation or imposition of

65 any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Processor or any other Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders. 4.5. Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date. 4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. 4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Parent nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole. 4.8. Projections. On and as of the Closing Date, the Projections of Holding Companies and their respective Subsidiaries for the period of Fiscal Year 2017 through and including Fiscal Year 2021, including monthly projections for each month during the Fiscal Year in which the Closing Date takes place (the “Projections”), are based on good faith estimates and assumptions made by the management of Holding Companies; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holding Companies believed that the Projections were reasonable and attainable. 4.9. No Material Adverse Change. Since December 31, 2014, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. 4.10. [Intentionally Omitted.]

66 4.11. Adverse Proceedings, etc. Except as set forth on Schedule 4.11, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither any Holding Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holding Companies and their respective Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holding Companies and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Holding Company knows of any proposed tax assessment against such Holding Company or any of its Subsidiaries which is not being actively contested by such Holding Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. 4.13. Properties. (a) Title. Each Holding Company and each of their Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Holding Company or any of its Subsidiaries, regardless of whether such Person is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and neither any Holding Company nor any of its Subsidiaries has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

67 4.14. Environmental Matters. Neither any Holding Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Holding Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to any Holding Company’s and each of their respective Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Holding Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Holding Company nor any of its Subsidiaries, to any Credit Party’s knowledge, any predecessor of any Holding Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of any Holding Company’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any Holding Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. 4.15. No Defaults. Neither any Holding Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. 4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, which, together with any updates provided pursuant to Section 5.1(l), all such Material Contracts are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 4.16 or in such updates). 4.17. Governmental Regulation. Neither any Holding Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither any Holding Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. Parent is an “investment company” that has elected to be regulated as a BDC and qualifies as a RIC.

68 4.18. Margin Stock. Neither any Holding Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to any Company will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. 4.19. Employee Matters. Neither any Holding Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Holding Company or any of its Subsidiaries, or to the best knowledge of any Holding Company and Companies, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Holding Company or any of its Subsidiaries or to the best knowledge of Holding Companies and the Companies, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Holding Company or any of its Subsidiaries, and (c) to the best knowledge of the Holding Companies and Companies, no union representation question existing with respect to the employees of any Holding Company or any of its Subsidiaries and, to the best knowledge of Holding Companies and Companies, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. 4.20. Employee Benefit Plans. Each Holding Company, each of their respective Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Holding Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Holding Company, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of any Holding Company, any of its

69 Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Each Holding Company, each of their respective Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. 4.21. Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby. 4.22. Solvency. Each Credit Party is and, upon the incurrence of any Credit Extension by Companies on any date on which this representation and warranty is made, will be, Solvent. 4.23. Compliance with Statutes, etc. Each Holding Company and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of any Holding Company or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. 4.24. Disclosure. No representation or warranty of Parent or any of its Subsidiaries contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Parent or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Parent or any of its Subsidiaries, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Parent or any of its Subsidiaries (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby. 4.25. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA

70 Patriot Act of 2001) (the “Act”). No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977. 4.26. Patents, Trademarks, Copyrights, Licenses, Etc. Each Holding Company and each of their respective Subsidiaries owns or possesses the right to use all the NewTracker System and all other material patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Person, without known or alleged (in writing) conflict with the rights of others. As of the Closing Date, all material patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits owned or licensed by each Holding Company and each of their respective Subsidiaries are listed and described on Schedule 4.26. 4.27. Processor Agreements; Merchant Agreement. (a) A true, correct and complete copy of each Existing Processor Agreement is attached as Schedule 4.27(a). No Payment Subsidiary is subject to any agreement with any Existing Processor or their Affiliates or any Sponsor Bank other than as set forth on Schedule 4.27(a). Such Approved Processor Agreements are in full force and effect and binding on the parties pursuant to their terms. (b) The Merchant Accounts are now being operated, serviced and maintained in all material respects in conformity with the Approved Processor Agreements and all applicable Rules of the respective Approved Bank Card System to which such Merchant Accounts relate. Except as set forth on Schedule 4.27(b)(i), no Payment Subsidiary has in any manner at any time failed to so operate and maintain its business in a manner that could now or hereafter result in cancellation or termination of any Approved Processor Agreement or any material number of Merchant Agreements, or result in liability for material damages under any Approved Processor Agreement, the applicable Rules of the Approved Bank Card Systems or any Merchant Agreement, nor has any Payment Subsidiary defaulted in any respect in its obligations pursuant to any Approved Processor Agreements or any material number of Merchant Agreements which would entitle the counterparties thereto to terminate any of the foregoing agreements in accordance with their respective terms. Schedule 4.27(b)(ii) (as the same may be updated from time to time pursuant to Section 5.1) lists each franchise, license, distributor, independent sales organization (“ISO”), sub-ISO or other similar type of agreement to which any Payment Subsidiary is a party and pursuant to which residual income per month payable to such Payment Subsidiary is equal to or greater than $75,000. Other than as set forth on Schedule 4.27(b)(iii) (as the same may be updated from time to time pursuant to Section 5.1), no Person has any right to acquire any material (in terms of quantity or volume) Merchant Agreements from any Payment Subsidiary. No Payment Subsidiary has obligated itself to any minimum revenue, take-or-pay or similar obligations under any Approved Processor Agreement. (c) Each Payment Subsidiary is registered with each Approved Bank Card System to the extent required by: (i) any Processor Agreement, (ii) the Rules of the Approved

71 Bank Card Systems, or (iii) the requirements of any Sponsor Bank. Such Approved Bank Card Systems registrations are current and active and no additional registration or qualification with any Approved Bank Card Systems or Sponsor Bank is required to operate the business of any Payment Subsidiary. Each Payment Subsidiary has complied with and is in compliance with current PCI Requirements as well as any mandates issued by applicable the Approved Bank Card Systems, to the extent that they implement PCI-DSS Requirements. Except for the existing approvals and registrations of the Payment Subsidiaries, the operation of their business consistent with past practices does not require any of them to be registered with the Approved Bank Card Systems as a third party agent (TPA), third party processor (TPP), data security entity (DSE) or other type of organization, whether with a particular Sponsor Bank or otherwise. 4.28. Data Security. (a) No Payment Subsidiary has lost or had stolen any cardholder account information, information related to cardholder accounts (including social security numbers) or Merchant information. Further, each Payment Subsidiary has complied with all applicable laws, requirements of Governmental Authorities, the Rules and the PCI Requirements related to data security, and the protection, use, storage, handling and processing of personal information, including credit card information. (b) Each Payment Subsidiary has implemented and is in compliance with technical measures to assure the integrity and security of (i) transactions executed through its gateway, platform and computer systems and (ii) all confidential or proprietary data possessed or retained by or on behalf of any Payment Subsidiary. There has been no actual or alleged breach of security or unauthorized access to or acquisition, use, loss, destruction, compromise or disclosure of any personal information, confidential or proprietary data or any other such information maintained or stored by, or on behalf of, any Payment Subsidiary involving data of Merchants, other customers, cardholders or other similarly situated individuals. There have been no facts or circumstances that would require any Payment Subsidiary to give notice to any Merchants, suppliers, cardholders, consumers or other similarly situated individuals of any actual or perceived data security breaches pursuant to the Rules, the PCI Requirements or an applicable law requiring notice of such a breach. 4.29. Foreign Assets Control Regulations and Anti-Money Laundering. Wilshire, each Holding Company and each of their respective Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Wilshire, each Holding Company and each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Wilshire, each Holding Company, each of their respective Subsidiaries and their respective directors, officers and employees and, to the knowledge of Wilshire, any Holding Company of any of its Subsidiaries, their respective agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) Wilshire, any Holding Company, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of Wilshire, each Holding Company and each of their respective Subsidiaries, any agent of Wilshire, any Holding Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Credit Extension, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

72 4.30. FTC Order. NMS is in compliance with all requirements of the FTC Order. AFFIRMATIVE COVENANTS Each Holding Company and each of their respective Subsidiaries (and solely for purposes of Sections 5.1(f), 5.2, 5.3, 5.6, 5.12 and 5.13(d) Parent, TWG and Wilshire, and solely for purposes of Section 5.16, Parent) covenants and agrees that so long as any Term Loan Commitment is in effect and until payment in full of all Obligations, each Holding Company and each of their respective Subsidiaries (and solely for purposes of Sections 5.1(f), 5.2, 5.3, 5.6, 5.12 and 5.13(d) Parent, TWG and Wilshire, and solely for purposes of Section 5.16, Parent) shall perform, and shall cause each Holding Company and each of their respective Subsidiaries to perform, all covenants in this Section 5. 5.1. Financial Statements and Other Reports. Unless otherwise provided below, Holding Companies will deliver to Administrative Agent and Lenders: (a) Monthly Reports. As soon as available, and in any event within thirty-five (35) days after the end of each month (including the calendar month May 2017), (i) the consolidated and consolidating balance sheet of each Consolidating Company and its respective Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income and consolidated statements of cash flows of each Consolidating Company and its respective Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (ii) the balance sheet of Banc-Serv Acquisition as at the end of such month and the related statements of income and consolidated statements of cash flows of Banc-Serv Acquisition for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, in the case of the foregoing clauses (i) and (ii), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with (x) a Financial Officer Certification with respect thereto and (y) a report setting forth in detail any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds received by any Holding Company or any of its Subsidiaries which are being held for reinvestment pursuant to Section 2.13(a) or 2.13(b), as applicable; (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), (i) the consolidated and consolidating balance sheets of each Consolidating Company and its respective Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of each Consolidating Company and its respective Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and (ii) the balance sheet of Banc-Serv Acquisition as at the end of such Fiscal Quarter and the related statements of income, stockholders’ equity and cash flows of Banc-Serv Acquisition for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, in the case of the foregoing clauses (i) and (ii), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures

73 from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (c) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i)(1) the consolidated and consolidating balance sheets of each Consolidating Company and its respective Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of each Consolidating Company and its respective Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (2) with respect to such consolidated financial statements a report thereon of McGladrey LLP or other independent certified public accountants of recognized national standing selected by the respective Consolidating Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the respective Consolidating Company and its respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (A) that their audit examination has included a review of the terms of the Credit Documents, (B) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (C) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof (such report shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly or quarterly financials; and (z) restated monthly or quarterly financials for any impacted periods) and (ii) the balance sheet of Banc-Serv Acquisition as at the end of such Fiscal Year and the related statements of income, stockholders’ equity and cash flows of Banc-Serv Acquisition for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (d) Compliance Certificate. Together with each delivery of financial statements of Banc-Serv Acquisition and of each Consolidating Company and its respective Subsidiaries pursuant to Sections 5.1(a), 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate; (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of

74 the Historical Financial Statements or the consolidated financial statements of Banc-Serv Acquisition and each Consolidating Company and its respective Subsidiaries, as applicable, delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent; (f) Notice of Default. Promptly upon any officer of any Credit Party, any Holding Company or any Subsidiary of a Holding Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to such Holding Company or such Subsidiary with respect thereto; (ii) that any Person has given any notice to any Holding Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action such Holding Company or such Subsidiary has taken, is taking and proposes to take with respect thereto; (g) Notice of Litigation. Promptly upon any officer of any Holding Company or any of its Subsidiaries obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by such Holding Company or such Subsidiary to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to such Holding Company or such Subsidiary to enable Lenders and their counsel to evaluate such matters; (h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request; (i) Financial Plan. As soon as practicable and in any event no later than thirty (30) days following the beginning of each Fiscal Year, a consolidated plan and financial forecast

75 for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Term Loans (a “Financial Plan”), including (i)(A) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of each Consolidating Company and its respective Subsidiaries for each such Fiscal Year, and (B) a forecasted balance sheet and forecasted statements of income and cash flows of Banc-Serv Acquisition for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based (it being understood that such pro forma Compliance Certificates and explanation shall contemplate both clauses (i)(A) and (B)), (ii)(A) forecasted consolidated statements of income and cash flows of each Consolidating Company and its respective Subsidiaries for each month of each such Fiscal Year and (B) forecasted statements of income and cash flows of Banc-Serv Acquisition for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Term Loans, and (iv) forecasts demonstrating adequate liquidity through the final maturity date of the Term Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents; (j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by any Holding Company or any of its Subsidiaries and all material insurance coverage planned to be maintained by any Holding Company or any of its Subsidiaries in the immediately succeeding Fiscal Year; (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of any Holding Company or any of its Subsidiaries; (l) Notice Regarding Processor Agreements and Other Material Contracts. (i) Promptly, and in any event within five (5) Business Days of receipt thereof, copies of any material notice relating to any Processor Agreement; (ii) Promptly, and in any event within five (5) Business Days of receipt thereof, copies of any notice by an agent or sub-ISO of its intent to acquire Merchant Agreements or otherwise exercise any rights or take action that could reasonably be expected to result in a Material Adverse Effect; and (iii) Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of any Holding Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to such Holding Company or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by any Holding Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)(iii)), and an explanation of any actions being taken with respect thereto;

76 (iv) On the date of delivery of the financial statements pursuant to Section 5.1(b), Holding Companies shall provide to Administrative Agent an update to Schedules 4.27(a)(i) and (a)(ii) and 4.27(b)(i)-(b)(iii); and (v) Promptly, and in any event within five (5) Business Days of receipt thereof, with respect to each Landlord Personal Property Collateral Access Agreement between NTS and IO Data Centers, LLC or an Affiliate thereof, copies of any written notice of a default by NTS resulting in termination of such Landlord Personal Property Collateral Access Agreement. (m) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of any Holding Company or any of its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (n) Information Regarding Collateral. (a) Company Agent will furnish to Collateral Agent prior written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, or (iii) in any Credit Party’s Federal Taxpayer Identification Number. No Credit Party shall effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company Agent also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed; (o) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company Agent shall deliver to Collateral Agent a certificate signed by an Authorized Officer of each Holding Company (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, or (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Collateral Questionnaire or pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period); (p) Aging Reports. Together with each delivery of financial statements of delivered pursuant to Sections 5.1(a), 5.1(b), and 5.1(c), (i) a summary of the accounts receivable aging report of each Company as of the end of such period, and (ii) a summary of accounts payable aging report of each Company as of the end of such period;

77 (q) Tax Returns. As soon as practicable and in any event within fifteen (15) days following the filing thereof, copies of each federal income tax return filed by or on behalf of any Credit Party; (r) Merchant Reports. Together with each delivery of financial statements delivered pursuant to Section 5.1(a), (i) a Merchant Chargeback Loss Report, (ii) a Merchant Static Pool Attrition Rate Report and (iii) a Merchant Volume Attrition Rate Report, in each case, as of the end of such Fiscal Month, together with any supporting documentation therefor; (s) Hosting Reports. Together with each delivery of financial statements delivered pursuant to Section 5.1(a), a NTS Portfolio Statistics Report; (t) Notice of Violations of Law. Promptly (and in any event within three (3) Business Days) following receipt by any Holding Company or any of its Subsidiaries of notice (or the institution) of any Adverse Proceeding, or non-frivolous threat thereof, alleging any breach, non-compliance and/or violation by such Holding Company or such Subsidiary of any material statute, ordinance, order, rule, regulation, judgment, Governmental Authorization, or any other material requirement of a Governmental Authority, written notice thereof followed reasonably promptly by such other information as may be reasonably available to such Holding Company or such Subsidiary to enable Lenders and their counsel to evaluate such matters; (u) Affiliate Transactions. Together with each delivery of financial statements delivered pursuant to Section 5.1(b), a report setting forth in reasonable detail each Affiliate Transaction consummated during the immediately preceding Fiscal Quarter for which the annual payments equal or exceed $250,000 on an individual basis and all Affiliate Transactions consummated during the immediately preceding Fiscal Quarter for which the annual payments equal or exceed $1,000,000 in the aggregate; (v) FTC Order. Contemporaneously with the delivery to the Federal Trade Commission of any report or other document required pursuant to, or requested in connection with, the FTC Order, a copy of such report or other document; and (w) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Holding Company to its security holders acting in such capacity or by any Subsidiary of any Holding Company to its security holders other than any Holding Company or another Subsidiary of any Holding Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Holding Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available generally by any Holding Company or any of its Subsidiaries to the public concerning material developments in the business of any Holding Company or any of its Subsidiaries, and (B) such other information and data with respect to any Holding Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent. 5.2. Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and each Holding Company will cause each of its Subsidiaries to, at all times preserve and keep

78 in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any Subsidiary of any Holding Company shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders. 5.3. Payment of Taxes and Claims. Each Credit Party will, and each Holding Company will cause each of their respective Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will any Holding Company permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than another Credit Party). 5.4. Maintenance of Properties. Each Holding Company and each of their respective Subsidiaries will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Holding Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. 5.5. Insurance. Each Holding Company and each of their respective Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Holding Company and each of their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, each Holding Company and each of their respective Subsidiaries will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or

79 endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties as the loss payee thereunder and provides for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy. 5.6. Inspections. Each Credit Party will, and will cause each of its respective Subsidiaries to, permit any authorized representatives designated by any Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. 5.7. Lenders Meetings. Each Holding Company and each of their respective Subsidiaries will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Companies’ corporate offices (or at such other location as may be agreed to by Company Agent and Administrative Agent) at such time as may be agreed to by Company Agent and Administrative Agent. 5.8. Compliance with Laws. Each Holding Company and each of their respective Subsidiaries will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.9. Environmental. (a) Environmental Disclosure. Each Holding Company will deliver to Administrative Agent and Lenders: (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of such Holding Company or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims; (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by such Holding Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) such Holding Company’s or any of its Subsidiaries’ discovery of any occurrence or

80 condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; (iii) as soon as practicable following the sending or receipt thereof by such Holding Company or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether such Holding Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity; (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by such Holding Company or any of its Subsidiaries that could reasonably be expected to (A) expose such Holding Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of such Holding Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by such Holding Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject such Holding Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a). (b) Hazardous Materials Activities, Etc. Each Holding Company and each of their respective Subsidiaries shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Holding Company or such Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Holding Company or such Subsidiary and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.10. Subsidiaries. In the event that any Person becomes a direct or indirect Subsidiary of any Holding Company, such Holding Company shall (a) no later than ten (10) days following the date that such Person became a Subsidiary cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(g), 3.1(h), 3.1(i) and 3.1(l). With respect to each such Subsidiary, Company Agent shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which

81 such Person became a Subsidiary of such Holding Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of such Holding Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof. 5.11. Additional Material Real Estate Assets. In the event that any Holding Company or any of its Subsidiaries acquires or leases (including a new or replacement lease with respect to an existing lease, except as otherwise permitted by Collateral Agent in its sole discretion) a Material Real Estate Asset after the Closing Date, then, no later than thirty (30) days following the date such Material Real Estate was acquired or leased, each Holding Company shall, and shall cause each of their respective Subsidiaries to: (a) with respect to each leased Material Real Estate Asset, deliver to Collateral Agent a Landlord Personal Property Collateral Access Agreement with respect to such leased location, duly executed by the landlord thereof; or (b) with respect to any owned Material Real Estate Asset, deliver to Collateral Agent: (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such owned Material Real Estate Asset; (ii) except as otherwise permitted by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each jurisdiction in which such owned Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such jurisdiction and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; (iii) except as otherwise permitted by Collateral Agent in its sole discretion, (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to such owned Material Real Estate Asset (each, a “Title Policy”), in amounts not less than the fair market value of such owned Material Real Estate Asset, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the acquisition of such owned Material Real Estate Asset and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Holding Company or such Subsidiary, as applicable, has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of such Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such owned Material Real Estate Asset in the appropriate real estate records;

82 (iv) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; (v) ALTA surveys of such owned Material Real Estate Asset, certified to Collateral Agent and dated not more than thirty (30) days prior to the date of acquisition of such owned Material Real Estate Asset; and (vi) if requested by Collateral Agent, reports and other information, in form, scope and substance reasonably satisfactory to Collateral Agent, regarding environmental matters relating to such owned Material Real Estate Asset. In addition to the foregoing, each Holding Company shall deliver or cause to be delivered to (i) Collateral Agent such other agreements or documents as Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to Permitted Liens and any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets referred to above, and (ii) Administrative Agent, at the request of Requisite Lenders, from time to time, such appraisals as are required by law or regulation of Material Real Estate Assets with respect to which Collateral Agent has been granted a Lien. 5.12. Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of each Holding Company and each of their respective Subsidiaries and all of the outstanding Capital Stock of each Holding Company, Companies and their Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries). 5.13. Miscellaneous Business Covenants. Unless otherwise consented to by Agents and Requisite Lenders: (a) Non-Consolidation. Each Holding Company will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

83 (b) Cash Management Systems. Each Holding Company and each of their respective Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent, including with respect to blocked account arrangements. (c) Processor Agreements. Each Payment Subsidiary shall remain (i) registered with each Approved Bank Card System to the extent required by any Processor Agreement or the Rules of the Approved Bank Card Systems, and (ii) PCI certified and compliant to the extent required by PCI Requirements and/or the Rules. (d) Communication with Accountants. Each Credit Party executing this Agreement authorizes Administrative Agent to communicate directly with such Credit Party’s independent certified public accountants and authorizes and shall instruct those accountants to communicate (including the delivery of audit drafts and letters to management) with Administrative Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party; provided however, that Administrative Agent or the applicable Lender, as the case may be, shall provide such Credit Party with notice at least two (2) Business Days prior to first initiating any such communication. (e) Activities of Management. Each member of the senior management team of each Credit Party (other than Parent) shall devote all or substantially all of his or her professional working time, attention, and energies to the management of the businesses of the Credit Parties. 5.14. Approved Bank Card System. Each Payment Subsidiary shall at all times be represented by at least one Sponsor Bank and shall at all times be registered with Visa as an independent sales organization and with MasterCard as a member service provider (unless such representation and registration is not required by the Rules of Visa or MasterCard, as applicable, for the conduct of such Person’s business in the ordinary course), and registered with any other Approved Bank Card System to the extent required by its Rules. Each Payment Subsidiary shall at all times be in compliance in all material respects with all applicable Rules of the Visa and MasterCard card associations (and the Rules of any other applicable Approved Bank Card System) and the PCI Requirements, as applicable. Each Payment Subsidiary shall ensure that each agent or sub-ISO soliciting merchants on behalf of or in cooperation with any Payment Subsidiary is also appropriately approved and registered with the Approved Bank Card System to the extent applicable. 5.15. Processor Agreements. To the extent that all Approved Processor Agreements generate less than ninety-five percent (95%) of the aggregate Eligible Recurring Net Revenue of the Payment Subsidiaries for any trailing twelve (12) month period, the applicable Holding Company shall, not later than thirty (30) days following the date such ninety-five percent (95%) threshold is no longer satisfied, deliver, or cause to be delivered, to Administrative Agent one or more Processor Consent Agreements with respect to Processor Agreements which are not subject to a Processor Consent Agreement to the extent necessary to cause at least ninety-five percent (95%) of the aggregate Eligible Recurring Net Revenue of the Payment Subsidiaries for the trailing twelve (12) month period to be generated by Approved Processor Agreements.

84 5.16. Parent Status. Parent shall at all times, subject to applicable grace periods set forth in the Code, maintain its status as a RIC under the Internal Revenue Code, and as a BDC. 5.17. Offsite Data Storage; Disaster Recovery Program. Each Holding Company and each of their respective Subsidiaries shall (a) maintain a redundant system of back-up logs and data archives on independent servers housed at separate locations, (i) which logs, archives, servers and locations shall be maintained in accordance with industry standards for data security and recovery, and (ii) with respect to each such location of the applicable Holding Company or the applicable Subsidiary shall deliver, for locations in use on the Closing Date, a Landlord Personal Property Collateral Access Agreement executed by the landlord with respect to such location or, with respect to locations acquired after the Closing Date no later than thirty (30) days after the date of such acquisition, the documents required by Section 5.11(a) or (b), as applicable (provided, in the event such logs or archives are maintained on a “cloud” or similar remote storage system, in lieu of the foregoing, upon Collateral Agent’s request, the applicable Company or the applicable Subsidiary shall provide Collateral Agent with log-in and any other required information to provide Collateral Agent unlimited access to such logs and archives), and (b) maintain a disaster recovery and business continuity plan which complies with applicable law, program rules of Approved Bank Card Systems and each Processor Agreement. Each Holding Company and each of their respective Subsidiaries shall be prepared to and have the ability to implement such plan if necessary and provide Collateral Agent access to review such plan upon request. 5.18. Data Security. Each Holding Company and each of their respective Subsidiaries shall maintain computer systems and processes to ensure the integrity and security of transactions executed through its gateway, platform, and computer systems. Further, each Holding Company and each of their respective Subsidiaries shall the unauthorized access to or acquisition, use, loss, destruction, compromise or disclosure of any personal information, confidential or proprietary data maintained or stored by any Holding Company or any of its Subsidiaries. 5.19. FTC Order. NMS will, at all times, maintain compliance with the FTC Order. 5.20. Underwriting Policies and Procedures. Subject to Section 5.21, NMS will, at all times maintain and comply with Underwriting Policies and Procedures, which shall (a) be satisfactory to Administrative Agent and (b) require NMS to, inter alia, (i) comply with the FTC Order, including a detailed description of the procedural steps that NMS will follow in order to ensure such compliance and specifying which department or division of NMS will be responsible for implementing such procedures and (ii) include with each account file of any Covered Client (as defined in the FTC Order) a checklist, worksheet or similar document, which sets forth the review conducted with respect to such Covered Client in compliance with the FTC Order. 5.21. Post Closing Matters. Each Holding Company and each of their respective Subsidiaries shall satisfy the requirements set forth on Schedule 5.21 on or before the date specified for such requirement or such later date to be determined by Administrative Agent. 5.22. Landlord Personal Property Collateral Access Agreements; Data Tape Storage. The applicable Holding Company shall cause (a) each Payment Subsidiary to maintain the data tape and related data and books and records related thereto with respect to the Merchant Accounts at a Leasehold Property subject to a Landlord Collateral Access Agreement and (b) with

85 respect to each Landlord Personal Property Collateral Access Agreement between NTS and IO Data Centers, LLC or an Affiliate thereof, NTS to ensure that Collateral Agent is listed at all times as an authorized person to access NTS’s designated area at the times and on the conditions set forth in the applicable Landlord Personal Property Collateral Access Agreement. NEGATIVE COVENANTS Each Holding Company and each of their respective Subsidiaries covenants and agrees that, so long as any Term Loan Commitment is in effect and until payment in full of all Obligations, such Holding Company and such Subsidiary shall perform, all covenants in this Section 6. 6.1. Indebtedness. Neither any Holding Company nor any of its Subsidiaries shall, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except: (a) the Obligations; (b) Indebtedness of any Holding Company or any of its Subsidiaries to any other Holding Company or any of its Subsidiaries; provided, (i) all such Indebtedness shall be unsecured and evidenced by a Subordinated Promissory Note and all such Subordinated Promissory Notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, and (ii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to such Company or to any other Guarantor Subsidiary for whose benefit such payment is made; (c) Indebtedness of any Holding Company or any of its Subsidiaries to Parent, TWG or Wilshire; provided, all such Indebtedness shall be unsecured and evidenced by a Subordinated Promissory Note; provided further that any such Indebtedness incurred following the Closing Date may be incurred solely in the absence of any Default or Event of Default; (d) Indebtedness incurred by any Holding Company or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of a Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of any Holding Company or any of its Subsidiaries; (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business; (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

86 (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holding Companies and each of its respective Subsidiaries; (h) guaranties by a Company of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of a Company of Indebtedness of such Company or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; (i) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; (j) Indebtedness in an aggregate amount not to exceed at any time $750,000 with respect to (x) Capital Leases and (y) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition); provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall (i) be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (ii) constitute not less than 95% of the aggregate consideration paid with respect to such asset; and (k) other unsecured Indebtedness of any Holding Company and its Subsidiaries other than the types listed in Section 6.1(a) – (j), which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in an aggregate amount not to exceed at any time $250,000. 6.2. Liens. Neither any Holding Company nor any of its Subsidiaries shall, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Holding Company or such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except: (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

87 (b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as the aggregate amount of such Taxes does not exceed $250,000; (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of such Holding Company or such Subsidiary; (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder; (g) Liens solely on any cash earnest money deposits made by such Holding Company or such Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder; (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (k) licenses of patents, trademarks and other intellectual property rights granted by such Holding Company or such Subsidiary in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Holding Company or such Subsidiary;

88 (l) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 5.11; (m) Liens securing purchase money Indebtedness permitted pursuant to Section 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; (n) Liens granted to any Processor under an Approved Processor Agreement to the extent expressly approved by an Agent in the applicable Processor Consent Agreement; and (o) other Liens on assets other than the Collateral and other than the types listed in Section 6.2(a) – (n) securing Indebtedness in an aggregate amount not to exceed $100,000 at any time outstanding. 6.3. Equitable Lien. If any Holding Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. 6.4. No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided, such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) neither any Holding Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired. 6.5. Restricted Junior Payments. Neither any Holding Company nor any of its Subsidiaries shall, through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Companies may make Restricted Junior Payments to Holding Companies (including through Newtek LSP) consisting of cash distributions (including, for the avoidance of doubt, in the form of loans) or dividends (i) for further distribution (including, for the avoidance of doubt, in the form of loans) or dividend to Parent so long as after giving effect to any such cash distributions or dividends, the Credit Parties are in compliance with the financial covenants in Section 6.8 on a pro forma basis, (ii) in an aggregate amount not to exceed $250,000 in any trailing twelve month period, to the extent necessary to permit Holding Companies to pay general administrative costs and expenses, and (iii) to the extent necessary to permit Holding Companies to discharge the consolidated tax liabilities of such Holding Company and its Subsidiaries, in each case so long as such Holding Company applies the amount of any such Restricted Junior Payment for such purpose. Notwithstanding anything herein

89 to the contrary, no amount shall be permitted to be distributed any Holding Company or any of its Subsidiaries to pay, or otherwise in connection with, any Tax resulting from the cancellation or discharge of Indebtedness. 6.6. Restrictions on Subsidiary Distributions. Except as provided herein, neither any Holding Company nor any of its Subsidiaries shall create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of a Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by such Holding Company or any Subsidiary of such Holding Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to such Holding Company or any other Subsidiary of such Holding Company, (c) make loans or advances to such Holding Company or any other Subsidiary of such Holding Company, or (d) transfer any of its property or assets to such Holding Company or any other Subsidiary of such Holding Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement. 6.7. Investments. Neither any Holding Company nor any of its Subsidiaries shall, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture and any Foreign Subsidiary, except: (a) Investments in Cash and Cash Equivalents; (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any wholly-owned Guarantor Subsidiaries of a Company; (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of such Holding Company and its Subsidiaries; (d) intercompany loans to the extent permitted under Section 6.1(b); (e) Consolidated Capital Expenditures that would not result in an Event of Default under Section 6.8(b); (f) loans and advances to employees of any Holding Company or any of its Subsidiaries (i) made in the ordinary course of business and described on Schedule 6.7, and (ii) any refinancings of such loans after the Closing Date in an aggregate amount not to exceed $250,000; (g) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

90 (h) Investments described in Schedule 6.7; (i) Investments representing Indebtedness of the Parent to any Holding Company or any of its respective Subsidiaries, provided, (i) all such Indebtedness shall be evidenced by the Parent Revolving Note and be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, and (ii) the principal amount of all such Indebtedness shall not exceed $50,000,000 in the aggregate outstanding at any time; and (j) other Investments (excluding Joint Ventures) in an aggregate amount not to exceed at any time $250,000. Notwithstanding the foregoing, in no event shall any Holding Company or any of its Subsidiaries make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5. 6.8. Financial Covenants. (a) Eligible Recurring Net Revenue. No Holding Company shall permit Eligible Recurring Net Revenue as at the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2017, for the four Fiscal Quarter period then ended to be less than $15,300,000. (b) Fixed Charge Coverage Ratio. No Holding Company shall permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2017, to be less than the correlative ratio indicated: Fiscal Quarter Fixed Charge Coverage Ratio June 30, 2017 and the last day of each Fiscal Quarter thereafter 1.25:1.00 (c) Leverage Ratio. No Holding Company shall permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2017, to exceed the correlative ratio indicated: Fiscal Quarter Leverage Ratio June 30, 2017 through and including March 31, 2019 3.50:1.00 June 30, 2019 through and including December 31, 2019 3.25:1.00

91 Fiscal Quarter Leverage Ratio March 31, 2020 through and including June 30, 2020 3.00:1.00 September 30, 2020 and the last day of each Fiscal Quarter thereafter 2.75:1.00 (d) Minimum Consolidated Liquidity. No Holding Company shall permit Consolidated Liquidity to be less than $1,000,000 at any time. (e) Merchant Volume Attrition Rate. No Holding Company shall permit, as of the end of any Fiscal Month, beginning with the Fiscal Month ending June 30, 2017, the Merchant Volume Attrition Rate to be greater than 20% for such Fiscal Month. (f) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Eligible Recurring Net Revenue, Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments approved by Administrative Agent in its sole discretion) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holding Companies and their respective Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Term Loans incurred during such period). For the purposes of determining compliance with the covenant set forth at Section 6.8(a) following consummation of a Permitted Acquisition, each of the minimum Eligible Recurring Net Revenue amounts set forth in Section 6.8(a) shall be increased by 100% of Eligible Recurring Net Revenue of the entity or assets being acquired for the four quarter period most recently ended prior to the consummation of such Permitted Acquisition. 6.9. Fundamental Changes; Disposition of Assets; Acquisitions. Neither any Holding Company nor any of its Subsidiaries shall enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial

92 ownership of, any Person or any division or line of business or other business unit of any Person, except: (a) any Subsidiary of such Holding Company may be merged with or into a Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Company or any Guarantor Subsidiary; provided, in the case of such a merger, such Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person; (b) sales or other dispositions of assets that do not constitute Asset Sales; (c) Asset Sales, the proceeds of which (i) are less than $250,000 with respect to any single Asset Sale or series of related Asset Sales, and (ii) when aggregated with the proceeds of all other Asset Sales made within the trailing twelve month period, are less than $250,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Companies (or similar governing body)), (2) no less than 100% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.13(a); (d) disposals of obsolete or worn out property; (e) Permitted Acquisitions; and (f) Investments made in accordance with Section 6.7. 6.10. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, neither any Holding Company nor any of its Subsidiaries shall (a) directly or indirectly, sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to a Holding Company or a Company (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law. 6.11. Sales and Lease-Backs. Neither any Holding Company nor any of its Subsidiaries shall, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Holding Company or such Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than to any Holding Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Holding Company or such Subsidiary to any Person (other than to any Holding Company or any of its Subsidiaries) in connection with such lease. 6.12. Transactions with Shareholders and Affiliates. Neither any Holding Company nor any of its Subsidiaries shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of any Holding Company or any of

93 its Subsidiaries (or any Affiliate of such holder) or with any Affiliate of any Holding Company or of any such holder (each, an “Affiliate Transaction”); provided, however, that any Holding Company and any of its Subsidiaries may enter into or permit to exist any such transaction if the terms of such transaction are not less favorable to such Holding Company or such Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; further, provided, the foregoing restrictions shall not apply to (a) any transaction between a Company and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of any Holding Company or any of its Subsidiaries; (c) compensation arrangements for officers and other employees of any Holding Company or any of its Subsidiaries entered into in the ordinary course of business; and (d) transactions described in Schedule 6.12. 6.13. Conduct of Business; Foreign Subsidiaries. From and after the Closing Date, neither any Holding Company nor any of its Subsidiaries shall engage in any business other than (i) the businesses engaged in by such Holding Company or such Subsidiary on the Closing Date, and (ii) such other lines of business as may be consented to by Administrative Agent and Requisite Lenders. Neither any Holding Company nor any of its Subsidiaries shall form, create, acquire or incorporate any Foreign Subsidiary. 6.14. Permitted Activities of Holding Companies. No Holding Company shall (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Obligations and as otherwise permitted under any of the Credit Documents; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding (x) with respect to Intermediate Holdings, 100% of the Capital Stock of NTS, NMS and Premier and (y) with respect to Banc-Serv Acquisition, 54.5% of the Capital Stock of Newtek LSP; (ii) performing its obligations and activities incidental thereto under the Credit Documents; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than a Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. 6.15. Fiscal Year. Neither any Holding Company nor any of its Subsidiaries shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31st. 6.16. Deposit Accounts. Neither any Holding Company nor any of its Subsidiaries shall establish or maintain a Deposit Account (other than an Excluded Account) that is not a Controlled Account and neither any Holding Company nor any of its Subsidiaries shall deposit proceeds in a Deposit Account which is not a Controlled Account except to the extent appropriately deposited into an Excluded Account. 6.17. Amendments to Organizational Agreements and Material Contracts. Neither any Holding Company nor any of its Subsidiaries shall (a) amend or permit any amendments to its Organizational Documents; (b) amend or permit any amendments to the Parent Revolving Note

94 without the written consent of the Administrative Agent; or (c) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract if such amendment, termination, or waiver would be adverse to Administrative Agent or the Lenders. 6.18. Prepayments of Certain Indebtedness. Neither any Holding Company nor any of its Subsidiaries shall, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9 and (iii) Indebtedness of the type permitted under Sections 6.1(b) and 6.1(c) so long as (x) both before and after giving effect to such payment no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) such payment is made in accordance with the terms of the applicable Subordinated Promissory Note. 6.19. Prohibited Customers. Neither any Holding Company nor any of its Subsidiaries shall, directly or indirectly, engage in any business or activity with any Prohibited Customer. 6.20. NewTracker License Agreement. Each Company shall not (i) fail to observe and perform all of the material terms, covenants, conditions and provisions of the NewTracker License Agreement to be observed and performed by it, at the times set forth therein, (ii) do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of the NewTracker License Agreement or (iii) cancel, surrender, terminate, modify, amend, fail to renew, waive or release the NewTracker License Agreement or any term, provision or right of the Parent thereunder, or consent to or permit to occur any of the foregoing, in each case, without the consent of Administrative Agent. In the event of the failure of either Company to extend or renew the NewTracker License Agreement, the Collateral Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of the NewTracker License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of the Collateral Agent or in the name and behalf of Companies, as Collateral Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. The Collateral Agent may, but shall not be required to, perform any or all of such obligations of either Company under the NewTracker License Agreement, including, but not limited to, the payment of any or all sums due from such Company thereunder. Any sums so paid by the Collateral Agent shall constitute part of the Obligations. GUARANTY 7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

95 7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2. 7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for such Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

96 7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in Cash of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows: (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety; (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Company and any Beneficiary with respect to the existence of such Event of Default; (c) the obligations of each Guarantor hereunder are independent of the obligations of each Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of such Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against such Company or any of such other guarantors and whether or not such Company is joined in any such action or actions; (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or

97 the applicable Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or Interest Rate Agreements; and (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full in Cash of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Interest Rate Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Interest Rate Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Interest Rate Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of any Holding Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations. 7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Company, any such other guarantor or any other Person, (iii) proceed

98 against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Company or any other Guarantor from any cause other than payment in full in Cash of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. 7.6. Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Term Loan Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Term Loan Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such

99 other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. 7.7. Subordination of Other Obligations. Any Indebtedness of any Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. 7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Term Loan Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations. 7.9. Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Company or the officers, directors or any agents acting or purporting to act on behalf of any of them. 7.10. Financial Condition of Company. Any Credit Extension may be made to any Company or continued from time to time, and any Interest Rate Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Company at the time of any such grant or continuation or at the time such Interest Rate Agreement is entered into. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Company. Each Guarantor has adequate means to obtain information from Companies on a continuing basis concerning the financial condition of Companies and their ability to perform its obligations under the Credit Documents and the Interest Rate Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Companies and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Company now known or hereafter known by any Beneficiary. 7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions

100 of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against a Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of such Company or any other Guarantor or by any defense which such Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced. (c) In the event that all or any portion of the Guaranteed Obligations are paid by Companies, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder. 7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale. 7.13. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full in Cash of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this

101 Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. EVENTS OF DEFAULT 8.1. Events of Default. If any one or more of the following conditions or events shall occur: (a) Failure to Make Payments When Due. Failure by Companies to pay (i) the principal of and premium, if any, on any Term Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Term Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (iii) when due any interest on any Term Loan or any fee or any other amount due hereunder and the failure to make such payments described in this clause (iii) shall not have been remedied or waived within two (2) Business Days after the date such payment was due. (b) Default in Other Agreements. (i) Failure of any Holding Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $100,000 or more or with an aggregate principal amount of $200,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Holding Company or any of its Subsidiary with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.2, Section 5.6, Section 5.7, Section 5.10, Section 5.11, Section 5.14, Section 5.15, Section 5.16, Section 5.17, Section 5.18 or Section 6; or (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any Subsidiary of any Holding Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with (i) Section 5.1 and such default shall not have been remedied or waived within five (5) days following the due date for the delivery of the financial statements required therein or (ii) any term contained herein or any of the other Credit Documents,

102 other than any such term referred to in any other clause of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (x) an officer of such Credit Party becoming aware of such default, or (y) receipt by Company Agent of notice from Administrative Agent or any Lender of such default; or (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Holding Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company shall make any assignment for the benefit of creditors; or (ii) Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent, Wilshire, TWG, any Holding Company or any Subsidiary of any Holding Company (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $250,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Holding Company or any of its Subsidiaries or any of their respective assets and (i) such money judgment, writ or warrant of attachment or similar process has not been paid in full by the sixtieth (60th) day after entry or filing thereof (or in any event later than five days prior to the date

103 of any proposed sale thereunder) or (ii) such money judgment, writ or warrant of attachment or similar process shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Holding Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $100,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or under Section 303(k) of ERISA; or (k) Change of Control. A Change of Control shall occur; or (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or (m) Bank Card System Fines. Any fines or similar monetary penalties shall be levied or assessed against any Payment Subsidiary by any Approved Bank Card System or any other card association, debit card network, gateway service or other network in the aggregate at any time in excess of $250,000 over any amounts covered by insurance that is provided by a solvent and unaffiliated insurance company that has not denied coverage in writing, and such fines are penalties have not been rescinded, tolled, reserved for or otherwise discharged within sixty (60) days of the date of such levy or assessment; THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company Agent by Administrative Agent, (A) the Term Loan Commitments, if any, of each Lender having such Term Loan Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued

104 interest on the Term Loans, and (II) all other Obligations; and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents. 8.2. Leverage Ratio Cure. (a) Subject to the limitations set forth in clause (e) below, Holding Companies may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of the Leverage Ratio set forth in Section 6.8(c) if it receives the cash proceeds of an investment of Curative Equity and applies the proceeds of such Curative Equity to the payment of the Term Loans as specified in Section 2.13(f) within ten (10) Business Days after the date the related Compliance Certificate is due under Section 5.1(d); provided that Holding Companies’ right to so cure an Event of Default shall be contingent on its timely delivery of such Compliance Certificate as required under Section 5.1(d). Holding Companies shall promptly notify Administrative Agent of its intent to cure a breach of the Leverage Ratio (but in any event within ten (10) Business Days after the date the related Compliance Certificate is due under Section 5.1(d)). (b) Holding Companies shall apply the proceeds of any Curative Equity to the payment of the Term Loans as specified in Section 2.13(f) within 1 Business Day of its receipt of such proceeds. Any investment of Curative Equity shall be in an amount that is sufficient to cause Holding Companies to be in compliance with the Leverage Ratio as at the last day of the most recently ended Fiscal Quarter after giving pro forma effect to the reduction of the principal balance of the Term Loans with the proceeds of such Curative Equity. (c) Concurrent with any such application of Curative Equity proceeds described in subclause (b) above, Holding Companies shall deliver to Administrative Agent a restated Compliance Certificate in respect of the Fiscal Quarter end on which Curative Equity is to be used which sets forth a calculation of the Leverage Ratio as at such Fiscal Quarter end, which shall confirm that on a pro forma basis after taking into account the receipt of the Curative Equity proceeds and the application of such Curative Equity proceeds to the payment of the Term Loans as specified in Section 2.13(f), Holding Companies and their respective Subsidiaries would have been in compliance with the Leverage Ratio as of such date. (d) Upon delivery of a Compliance Certificate conforming to the requirements of this Section 8.2 and the application of such Curative Equity proceeds to the payment of the Term Loans as specified in Section 2.13(f), any Event of Default that occurred and is continuing as a result of a breach of the Leverage Ratio shall be deemed cured with no further action required by the Required Lenders. Prior to the date of Holding Companies’ receipt of the Curative Equity proceeds, any Event of Default that has occurred as a result of a breach of the Leverage Ratio shall be deemed to be continuing and, as a result, the Lenders shall have no obligation to make additional loans or otherwise extend additional credit hereunder. In the event Holding Companies do not cure any financial covenant violation as provided in this Section 8.2, the existing Event of Default shall continue unless waived in writing in accordance with Section 10.5. (e) Notwithstanding the foregoing, Holding Companies’ rights under this Section 8.2 may not be exercised (i) more than two (2) times during the term of this Agreement, (ii) with respect to consecutive Fiscal Quarters, or (iii) if the amount of the proposed investment

105 of Curative Equity exceeds the lesser of (x) $2,000,000 and (y) 10% of Consolidated Adjusted EBITDA for the four Fiscal Quarter period most recently ended. AGENTS 9.1. Appointment of Agents. GS Bank is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes GS Bank, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Holding Company or any of its Subsidiaries. 9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. 9.3. General Immunity. (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

106 (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for any Holding Company and/or its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5). 9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Holding Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from a Company for services in connection herewith and otherwise without having to account for the same to Lenders. 9.5. Lenders’ Representations, Warranties and Acknowledgment. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holding Companies and their respective Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holding Companies and their Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

107 (b) Each Lender, by delivering its signature page to this Agreement and funding its Term Loan on the Closing Date or by the funding of any Term Loans after the Closing Date, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Term Loans. (c) Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Credit Party other than the Obligations or Capital Stock described in clause (i) above without the prior written consent of Administrative Agent. 9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. 9.7. Successor Administrative Agent and Collateral Agent. (a) Administrative Agent and Collateral Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Company Agent. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days’ notice to

108 Company Agent, to appoint a successor Administrative Agent and Collateral Agent. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Administrative Agent and Collateral Agent, that successor Administrative Agent and Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Administrative Agent and Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent and Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent and Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent and Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s and Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder. (b) Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of GS Bank without the prior written consent of, or prior written notice to, Company Agent or the Lenders; provided, Companies and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Company Agent and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents. 9.8. Collateral Documents and Guaranty. (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented. (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Companies, Administrative

109 Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale. 9.9. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Companies) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2.10, 10.2 and 10.3) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; (c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.10, 10.2 and 10.3. MISCELLANEOUS 10.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder

110 shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent. 10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, each Company agrees to pay promptly (a) all Administrative Agent’s actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all Agents’ costs of furnishing all opinions by counsel for Companies and the other Credit Parties; (c) all the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Companies; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all Administrative Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of Administrative Agent’s, auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by Administrative Agent; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Term Loans and Term Loan Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. 10.3. Indemnity. (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR

111 ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non- appealable order, of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Holding Company and each of their respective Subsidiaries hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. 10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and their respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness. 10.5. Amendments and Waivers. (a) Requisite Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or

112 consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Requisite Lenders. (b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would: (i) extend the scheduled final maturity of any Term Loan or Note; (ii) waive, reduce or postpone any scheduled repayment (but not prepayment); (iii) reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.9) or any fee payable hereunder; (iv) extend the time for payment of any such interest or fees; (v) reduce the principal amount of any Term Loan; (vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c); (vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date; (viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty, except, in each case, as expressly provided in the Credit Documents; or (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document. (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall: (i) increase any Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Term Loan Commitment of any Lender; (ii) amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension without the consent of the Requisite Lenders; or

113 (iii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent. Notwithstanding anything to the contrary herein, (a) the Administrative Agent may, with the consent of the Company Agent only, amend, modify or supplement any Credit Document to cure any ambiguity, omission, mistake, defect or inconsistency, (b) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Company Agent and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Term Loan Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Section 2.15, Section 2.18, Section 2.19 and Section 10.2), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and (c) any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section 10.5 notwithstanding (i) any attempted cure or other action taken by any Company or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section 10.5). (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. 10.6. Successors and Assigns; Participations. (a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Company nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 10.6, (ii) by way of participation in accordance with the provisions of paragraph (h) of this Section 10.6, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (i) of this Section 10.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (h) of this Section 10.6 and, to the extent expressly contemplated hereby, Indemnitee Agent Parties and

114 the Affiliates of each of Administrative Agent and Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Right to Assign. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitments and the Term Loans at the time owing to it); provided, (in each case with respect to any facility) any such assignment shall be subject to the following conditions: (i) to any Person meeting the criteria of clause (a) or clause (b) of the definition of the term of “Eligible Assignee” upon the giving of notice to Administrative Agent; and (ii) to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent; provided, each such assignment pursuant to this Section 10.6(b)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company Agent and Administrative Agent or as shall constitute the aggregate amount of the Term Loan Commitments and Term Loans of the assigning Lender). (iii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Term Loan Commitment assigned. (iv) No Assignment to Defaulting Lenders. No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder would constitute a Defaulting Lender. (v) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Company Agent and Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

115 (c) Register. Administrative Agent, acting solely for this purpose as an agent of Company, shall maintain at its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Companies, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company Agent, at any reasonable time and from time to time upon reasonable prior notice. (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19. (e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company Agent and shall maintain a copy of such Assignment Agreement. (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Term Loan Commitments or Term Loans or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party. (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be

116 a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Term Loan Commitments shall be modified to reflect the Term Loan Commitment of such assignee and any Term Loan Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Term Loan Commitments and/or outstanding Term Loans of the assignee and/or the assigning Lender. (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Credit Party, any of its Subsidiaries or any of its Affiliates) (each, a “Participant”) in all or any part of its Term Loan Commitments, Term Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Term Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Term Loans hereunder in which such participant is participating. Each Company agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.6; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company Agent’s prior written consent, and (ii) a participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless Company Agent is notified of the participation sold to such participant and such participant agrees, for the benefit of Companies, to comply with Section 2.19 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Companies, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Credit Documents (the “Participant Register”); provided, no Lender shall have any

117 obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Term Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Companies and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. 10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. 10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Sections 2.16, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the termination of this Agreement. 10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Interest Rate Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

118 10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. 10.11. Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. 10.12. Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Agent or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders (as applicable). 10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. 10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF. 10.15. CONSENT TO JURISDICTION. (A) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT

119 JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (d) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION. (B) EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1 OR ON NATIONAL CORPORATE RESEARCH, LTD., LOCATED AT 225 W. 34TH STREET, SUITE 910, NEW YORK, NEW YORK 10122 (ATTENTION: COLLEEN DE VRIES), AND HEREBY APPOINTS NATIONAL CORPORATE RESEARCH, LTD. AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT NATIONAL CORPORATE RESEARCH, LTD. SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF ANY CREDIT PARTY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH CREDIT PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 10.15 ABOVE, AND ACCEPTABLE TO ADMINISTRATIVE AGENT, AS EACH CREDIT PARTY'S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON EACH CREDIT PARTY'S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING. 10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE

120 SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. 10.17. Confidentiality. Each Lender shall hold all non-public information regarding each Holding Company and each of their respective Subsidiaries and their businesses identified as such by Company Agent and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Companies that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Term Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Interest Rate Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of Agents or any Lender, (iv) disclosure to any Lender’s financing sources, provided, prior to any disclosure, such financing source is informed of the confidential nature of the information, and (v) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process or other legal proceeding; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company Agent of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense issue news releases

121 and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties)(collectively, “Trade Announcements”). No Credit Party shall issue any Trade Announcement except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Administrative Agent, such approval not to be unreasonably withheld. 10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Companies shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Companies to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to Companies. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder. 10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. 10.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company Agent and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. 10.21. Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Company, which information includes the name and address of such Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Company in accordance with the Act.

122 10.22. EFFECT OF AMENDMENT AND RESTATEMENT. UPON THE CLOSING DATE: (A) ALL TERMS AND CONDITIONS OF THE EXISTING CREDIT AGREEMENT AND ANY OTHER CREDIT DOCUMENTS EXECUTED AND DELIVERED PURSUANT THERETO, AS AMENDED BY THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BEING EXECUTED AND DELIVERED IN CONNECTION HEREWITH, SHALL BE AND REMAIN IN FULL FORCE AND EFFECT, AS SO AMENDED, AND SHALL CONSTITUTE AND CONTINUE TO BE THE LEGAL, VALID, BINDING AND ENFORCEABLE OBLIGATIONS OF EACH CREDIT PARTY AND OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND LENDERS; (B) THE TERMS AND CONDITIONS OF THE EXISTING CREDIT AGREEMENT SHALL BE AMENDED AS SET FORTH HEREIN AND, AS SO AMENDED, THE EXISTING CREDIT AGREEMENT SHALL BE RESTATED IN ITS ENTIRETY, BUT SHALL BE AMENDED ONLY WITH RESPECT TO THE RIGHTS, DUTIES AND OBLIGATIONS AMONG EACH CREDIT PARTY, THE LENDERS, THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT ACCRUING FROM AND AFTER THE DATE HEREOF; (C) THIS AGREEMENT SHALL NOT IN ANY WAY RELEASE OR IMPAIR THE RIGHTS, DUTIES, OBLIGATIONS OR LIENS CREATED PURSUANT TO THE EXISTING CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENTS, EXCEPT AS EXPRESSLY MODIFIED HEREBY OR BY ANY DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, AND ALL OF SUCH RIGHTS, DUTIES, OBLIGATIONS AND LIENS ARE ASSUMED, RATIFIED AND AFFIRMED BY EACH CREDIT PARTY; (D) ALL INDEMNIFICATION OBLIGATIONS OF THE CREDIT PARTIES UNDER THE EXISTING CREDIT AGREEMENT AND ANY OTHER CREDIT DOCUMENTS SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND SHALL CONTINUE IN FULL FORCE AND EFFECT FOR THE BENEFIT OF ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND ANY OTHER PERSON INDEMNIFIED UNDER THE EXISTING CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENTS AT ANY TIME PRIOR TO THE DATE HEREOF; (E) THE AMENDMENT AND RESTATEMENT CONTAINED HEREIN SHALL NOT, IN ANY MANNER, BE CONSTRUED TO CONSTITUTE PAYMENT OF, OR IMPAIR, LIMIT, CANCEL OR EXTINGUISH, OR CONSTITUTE A NOVATION IN RESPECT OF, THE OBLIGATIONS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY CREDIT PARTY EVIDENCED BY OR ARISING UNDER THE EXISTING CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE LIENS AND SECURITY INTERESTS SECURING SUCH OBLIGATIONS AND OTHER OBLIGATIONS AND LIABILITIES GRANTED BY THE CREDIT PARTIES IN THE EXISTING CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, WHICH LIKEWISE SHALL NOT IN ANY MANNER BE IMPAIRED, LIMITED, TERMINATED, WAIVED OR RELEASED; (F) THE EXECUTION, DELIVERY AND EFFECTIVENESS OF THIS AGREEMENT SHALL NOT OPERATE AS A WAIVER OF ANY RIGHT, POWER OR REMEDY OF ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR THE LENDERS UNDER THE EXISTING CREDIT AGREEMENT, NOR CONSTITUTE A WAIVER OF ANY COVENANT, AGREEMENT OR OBLIGATION UNDER THE EXISTING CREDIT AGREEMENT, IN EACH CASE AS IN EFFECT IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF THIS AGREEMENT; AND (G) ANY AND ALL REFERENCES IN THE CREDIT DOCUMENTS TO THE EXISTING CREDIT AGREEMENT SHALL, WITHOUT FURTHER ACTION OF THE PARTIES, BE DEEMED A REFERENCE

123 TO THE EXISTING CREDIT AGREEMENT, AS AMENDED AND RESTATED BY THIS AGREEMENT, AND AS THIS AGREEMENT SHALL BE FURTHER AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME HEREAFTER. SUBJECT TO THE FOREGOING, THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE CREDIT PARTIES, ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMINISTRATIVE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER CREDIT DOCUMENTS. 10.23. RELEASE. IN CONSIDERATION OF THE AGREEMENTS CONTAINED HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, TO THE MAXIMUM EXTENT ALLOWED UNDER APPLICABLE LAW, EACH CREDIT PARTY HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENTS, THE LENDERS AND THEIR RESPECTIVE RELATED PARTIES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER WHICH SUCH CREDIT PARTY MAY NOW HAVE OR CLAIM TO HAVE ON AND AS OF THE CLOSING DATE AGAINST ANY RELEASED PERSON, WHETHER PRESENTLY KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, CONTINGENT OR NON-CONTINGENT, AND OF EVERY NATURE AND EXTENT WHATSOEVER WITH RESPECT TO THE ORIGINAL CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY (COLLECTIVELY, “CLAIMS”). EACH CREDIT PARTY REPRESENTS AND WARRANTS TO AGENTS AND THE LENDERS THAT IT HAS NOT GRANTED OR PURPORTED TO GRANT TO ANY OTHER PERSON ANY INTEREST WHATSOEVER IN ANY CLAIM, AS SECURITY OR OTHERWISE. EACH CREDIT PARTY JOINTLY AND SEVERALLY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS EACH RELEASED PERSON FROM AND AGAINST ANY AND ALL CLAIMS AND ANY LOSS, COST, LIABILITY, DAMAGE OR EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED BY ANY RELEASED PERSON IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, PROVIDING EVIDENCE OR PRODUCING DOCUMENTS IN CONNECTION WITH OR TAKING OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED CLAIM. [Remainder of page intentionally left blank]

[Signature Page to Newtek A&R Credit and Guaranty Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above. COMPANIES: UNIVERSAL PROCESSING SERVICES OF WISCONSIN LLC By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer CRYSTALTECH WEB HOSTING, INC. By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer ADR PARTNERS, LLC By: /s/ Kerri Agee Name: Kerri Agee Title: SMALL BUSINESS LENDING, LLC By: /s/ Barry Sloane Name: Barry Sloane Title: President PREMIER PAYMENTS LLC By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer

[Signature Page to Newtek A&R Credit and Guaranty Agreement] PARENT: NEWTEK BUSINESS SERVICES CORP. By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer HOLDING COMPANIES: BANC-SERV ACQUISITION, INC. By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer NEWTEK BUSINESS SERVICES HOLDCO 1, INC. By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer WILSHIRE: WILSHIRE HOLDINGS I, INC. By: /s/ Barry Sloane Name: Barry Sloane Title: President TWG: THE WHITESTONE GROUP, LLC By: /s/ Barry Sloane Name: Barry Sloane Title: President

[Signature Page to Newtek A&R Credit and Guaranty Agreement] AGENT: GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent By: /s/ Stephen W. Hipp Name: Stephen W. Hipp Title: Authorized Signatory LENDERS: GOLDMAN SACHS BANK USA as a Lender By: /s/ Stephen W. Hipp Name: Stephen W. Hipp Title: Authorized Signatory GUARANTOR SUBSIDIARIES: CRY SALES, LLC By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer UPSWI SALES, LLC By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer NEWTEK LSP HOLDCO, LLC By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer

APPENDIX A APPENDIX A TO CREDIT AND GUARANTY AGREEMENT Term Loan Commitments Lender Term Loan Commitment Pro Rata Share Goldman Sachs Bank USA $50,000,000.00 100% Total $50,000,000.00 100%

APPENDIX B-1 APPENDIX B TO CREDIT AND GUARANTY AGREEMENT Notice Addresses ANY CREDIT PARTY: c/o Newtek Business Services Corp. 1981 Marcus Ave., Suite 130 Lake Success, NY 11042 Attention: Jennifer Eddelson

APPENDIX B-2 GOLDMAN SACHS BANK USA as Administrative Agent, Collateral Agent and a Lender Goldman Sachs Bank USA 6011 Connection Drive Irving, Texas 75039 Attention: Newtek Account Manager Telecopier: (972) 368-5099 in each case, with a copy to: Goldman Sachs Bank USA 6011 Connection Drive Irving, Texas 75039 Attention: In-House Counsel Telecopier: (972) 368-5099 - and - Alston & Bird LLP 2828 N. Harwood Street Suite 1800 Dallas, Texas 75201 Attention: Kate K. Moseley, Esq. Facsimile: (214) 922-3874